SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A
                                 AMENDMENT NO. 1


             Registration Statement Under the Securities Act of 1933

                             ATOMIC PAINTBALL, INC.

                 (Name of Small Business Issuer in Its Charter)



Texas                     7959                             75-2942917
State of Incorporation    Primary Standard Industrial      I.R.S. Employer
                          Classification Code Number       Identification Number


               219 Josey Lane, Red Oak, Texas 75154 (972) 617-2728
      (Address and Telephone Number of Issuer's Principal Executive Offices
                             and Place of Business)

                                Barbara J. Smith
                      219 Josey Lane, Red Oak, Texas, 75154
                                 (972) 617-2728
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                             David Allen Wood, P.C.
                           12770 Coit Road, Suite 1100
                               Dallas, Texas 75251
                    (972) 458-0300 / Facsimile (972) 458-0301

Approximate date of proposed sale to the public: As soon as this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the box.


CALCULATION OF REGISTRATION FEE

Title of class of   Amount             Proposed             Proposed             Amount of
securities to be    to be registered   Maximum              maximum              Registration Fee
registered                             offering price per   aggregate offering
                                       unit                 price
Common Stock        1,200,000          $0.50                $600,000             $206.90


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



The information in this preliminary prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PRELIMINARY PROSPECTUS

                          ATOMIC PAINTBALL, INC. [LOGO]


                        1,200,000 Shares of Common Stock
   including 400,000 shares of common stock offered by Atomic Paintball, Inc.
          Price per share for shares offered by Atomic Paintball: $0.50
    Total proceeds to Atomic Paintball, Inc. if maximum sold by us: $200,000 and 800,000 shares of common stock offered by Selling Stockholders

This  prospectus  relates to 400,000  shares of common  stock  offered by Atomic
Paintball,  Inc., a Texas  corporation,  and the resale of 800,000 shares of our common  stock by selling  stockholders.  We will not receive any of the proceeds
from  the  sale  of  the  shares  by  the  selling  stockholders.   The  selling
stockholders  may sell their  shares in sales in the open market or in privately negotiated transactions.  The selling stockholders will sell their shares of our common  stock at a price of $0.50 per share until shares of our common stock are quoted on the  Over-The-Counter  Bulletin  Board or  OTCBB,  and  thereafter  at prevailing market prices or privately negotiated prices.

Because this is our initial public offering, there is no public market for our shares. While we hope to have prices for our shares quoted on the OTCBB after we complete our offering, there is no guarantee that the prices for our shares will be quoted on the OTCBB.

AN INVESTMENT IN ATOMIC PAINTBALL IS RISKY, ESPECIALLY GIVEN ITS YOUNG AGE. ONLY
PEOPLE WHO CAN AFFORD TO LOSE THE MONEY THEY INVEST IN ATOMIC  PAINTBALL  SHOULD
INVEST IN OUR SHARES. A FULL DISCUSSION OF THE RISKS OF OWNING OUR SHARES BEGINS
AT PAGE 6 OF THIS PROSPECTUS UNDER THE CAPTION RISK FACTORS.


NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION  HAS  APPROVED OR  DISAPPROVED  OF OUR SHARES OR  DETERMINED  IF THIS
PROSPECTUS  IS TRUTHFUL OR  COMPLETE.  ANY  REPRESENTATION  TO THE CONTRARY IS A
CRIMINAL OFFENSE.


                                            Price to Public    Underwriting Discount    Proceeds to Issuer
                                                               and Commissions          or other Persons
To be sold by Atomic Paintball:


Per Share                                   $0.50              None                     $0.50
Total Maximum                               $200,000           None                     $200,000

To be sold by the Selling Stockholders:

Per Share                                   $0.50              None                     $0.50
Total Maximum                               $400,000           None                     $400,000

We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. We expect to end our offering on the earlier of the sale of all of the shares offered by us or 90 days after the date of the prospectus and the selling shareholders offering will terminate on the earlier of the sale of all of the shares or 365 days after the date of the prospectus. The information in this Prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.


                   Subject to Completion, dated August 2, 2004

Prospectus Summary                                                             3
Risk Factors                                                                   6
  We are a development stage company, with no significant history of           6
     operations
  Even if we sell all of the shares offered, we will not have significant      6
     funds to conduct business.
  Competition in the paintball and e-commerce businesses is intense            6
     and we may not be able to compete and survive.
  Because this is a "best efforts" offering, we have no assurances that        6
     any of our stock will be sold
  We have no underwriters so no other party with a financial interest has      6
     reviewed this offering for fairness.
  We determined the offering price for these shares arbitrarily, so the        6
     market price may be much lower.
  The simultaneous offering of shares of our common stock by selling           6
     stockholders may adversely affect our offering
  We may fail to remain a going concern and our independent auditor's          7
     report expresses substantial doubt about Atomic Paintball's ability to continue as a going concern
  We have no history of profits and no assurances of profits ever developing   7
  Our success will depend greatly upon our president and vice president        7
  Our management will have voting control of us, even if all of the            7
    shares offered are sold
  Because we only have two officers and one director, the compensation of      8
    our officers will be determined in the discretion of these parties.
  Because of the nature of our proposed activities, we may be subject to       8
    liability claims resulting from personal injuries and we may be unable to obtain or maintain adequate liability insurance
  Because the price at which the shares are offered is higher than our         8
    current per share value, immediate dilution of value of our stock will occur
  Because we have issued shares that may become eligible for resale            8
    under Rule 144, a large amount of our stock could be sold, potentially depressing our stock price
  Because we do not expect to pay dividends on our common stock in the         9
    foreseeable future, shareholders may have no way to recoup any of their investment
  There is no public market for our shares and this should be considered an    9
    illiquid investment
  Our stock will be subject to the penny stock regulations and 8 may be more difficult to sell than other registered stock
Special Note Regarding Forward Looking Statements                              9
Use of Proceeds                                                               10
Determination of Offering Price                                               11
Dilution                                                                      11
Management's Discussion and Analysis or Plan of Operation                     12
Description of Business                                                       16
Description of Property                                                       21
Directors, Executive Officers, Promoters and Control Persons                  22
Executive Compensation                                                        22
Certain Relationships and Related Transactions                                23
Securities Ownership of Certain Beneficial Owners and Management              24
Description of Securities                                                     25
Market for Common Equity and Related Shareholder Matters                      28
Selling Shareholders                                                          29
Plan of Distribution                                                          29
Disclosure of Commission Position on Indemnification for                      31
   Securities Act Liabilities
Legal Matters                                                                 31
Experts                                                                       32
Where You Can Find Additional Information                                     32
Financial Statements                                                         F-1

                               PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the information under "Risk Factors" beginning on page 6 and the financial statements beginning on page F-1, before making an investment decision. Unless otherwise indicated, all information in this Prospectus has been adjusted to give effect to a two - for - one stock split completed in February 2004.


ATOMIC PAINTBALL:

Atomic Paintball, Inc. is a development stage corporation that was formed under the laws of Texas on May 8, 2001, whose principal executive offices are located in Red Oak, Texas. As of the date of this Prospectus, we are a company with no revenues or operations, and we have achieved net losses to date. We have relied solely on sales of our securities and loans from officers and directors to fund our operations.

Our primary business operations to date have consisted of incorporating Atomic Paintball as a Texas corporation, conducting market research for the paintball industry and prospective paintball field locations, leasing a parcel of property as a potential paintball field location, conducting an initial round of private financing to obtain "seed" capital, engaging auditors and counsel, and beginning the process of designing our business plan.


We plan to provide facilities, services and products in connection with paintball sport activities. We intend to buy and sell paintball products through periodic paintball games, tournaments and league play events, a web page to be developed and perhaps special competitive events. We plan to use the proceeds of this offering to establish our corporate offices, to conduct feasibility studies for real estate acquisitions for paintball locations, to hire limited staff, to pay accounting and legal fees related to our status as a public company, to repay loans from officers and directors, to make minor improvements to our website, and to continue to implement our business plan, including limited travel and administrative expense to pursue additional funds we will need to raise. We will need to raise substantial additional funds to purchase land and equipment for operating paintball fields, inventory for resale, to hire senior management including any payments to executive search firms used to locate senior management, and to enhance our website for marketing our Paintball games and miscellaneous services via the Internet.


We have secured atomicpaintball.com for our web site address and expect to proceed to build our web site with some of the proceeds to be raised through this offering. The information contained on our web site does not constitute a part of this prospectus and is not incorporated by reference into this prospectus. We maintain our executive office at 219 Josey Lane, Red Oak, Texas 75154.


SECURITIES OFFERED:


                                    We are  offering  up to a maximum of 400,000
                                    shares  of  common  stock,  no par value per
                                    share.  We are  offering the shares at $0.50
                                    per share for total gross offering  proceeds
                                    of $200,000,  assuming the maximum amount is
                                    sold. The selling  stockholders are offering
                                    up to a maximum of 800,000  shares at prices
                                    to be determined  from time to time. We will
                                    not receive any of the  proceeds  from sales
                                    of shares by the selling  stockholders.  The
                                    selling  stockholders holding 770,000 shares
                                    of our common stock have entered into lockup
                                    agreements   pursuant  to  which  they  have
                                    agreed not to sell one half of their  shares
                                    for  a  period   ending   180   days   after
                                    effectiveness of this offering.


SHARES OF COMMON STOCK OUTSTANDING
AS OF THE DATE OF THIS PROSPECTUS:

                                    1,600,000 shares (assuming conversion of shares of Series A Convertible Preferred Stock into 800,000 shares of common stock)

SHARES OF COMMON STOCK OUTSTANDING
AFTER OFFERING, ASSUMING MAXIMUM
AMOUNT SOLD:
                                    2,000,000 shares

TERMS OF THE OFFERING:
                                    There is no minimum  offering.  Accordingly,
                                    as shares  are  sold,  we will use the money
                                    raised  from the  sales of  shares by Atomic
                                    Paintball,   Inc.  for  our  activities.  We
                                    expect that the offering will remain open until the earlier of the sale of all of the shares offered by us or 90 days after the date of the prospectus, unless we decide to cease selling efforts prior to this date, and the selling shareholders offering will terminate on the earlier of the sale of all of the shares or 365 days after the date of the prospectus.


USE OF PROCEEDS:
                                    If  we  sell  all  400,000   shares  we  are
                                    offering,  we will receive gross proceeds of
                                    $200,000.  We expect to use the net proceeds
                                    from the sale of the shares we are offering,
                                    after  offering  expenses  estimated  to  be
                                    $36,000, to establish our corporate offices,
                                    to  conduct  feasibility  studies  for  real
                                    estate acquisitions for paintball locations,
                                    to hire limited staff, to pay accounting and
                                    legal fees related to our status as a public
                                    company,  to repay loans from  officers  and
                                    directors, to make minor improvements to our
                                    website,  and to continue to  implement  our
                                    business plan,  including limited travel and
                                    administrative  expense to pursue additional
                                    funds we will need to raise. We will need to
                                    raise   substantial   additional   funds  to
                                    purchase  land and  equipment  for operating
                                    paintball  fields,  inventory for resale, to
                                    hire   senior   management   including   any
                                    payments to  executive  search firms used to
                                    locate senior management, and to enhance our
                                    website for marketing  our  Paintball  games
                                    and miscellaneous services via the internet.
                                    We will not receive any of the proceeds from
                                    the   sale   of   shares   by  the   selling
                                    stockholders.


PLAN OF DISTRIBUTION:
                                    This is a best efforts offering, with no commitment by anyone to purchase any shares. The shares offered by us will be offered and sold by our principal executive officer and director so no underwriters will be used.


SHARES THAT MAY BE ISSUED AFTER
OUR INITIAL PUBLIC OFFERING
                                    You should be aware that we are permitted, and in some cases obligated, to issue shares of our common stock in addition to the common stock to be outstanding after our initial public offering. If and when we issue these shares, the percentage of our common stock that you own will be diluted. The following is a summary of additional shares of common stock, that as of June 30, 2004, we have approved for issuance as part of or after our initial public offering:


                                                o 800,000 shares of common stock
                                                issuable upon the  conversion of
                                                outstanding  shares  of Series A
                                                convertible    preferred   stock
                                                effective upon the effectiveness
                                                of  the  registration  statement
                                                that includes this prospectus;

                                                o 2,000,000 shares issuable upon
                                                the   exercise  of   outstanding
                                                options     granted    to    our
                                                employees,     directors     and
                                                consultants   with  a   weighted
                                                average exercise price of $0.125
                                                per  share,  of which  1,200,000
                                                are currently exercisable; and


                                                o  Up  to  2,000,000  additional
                                                shares   issuable   pursuant  to
                                                future  awards  under  our  2003
                                                Stock  Incentive  Plan,  none of
                                                which had been issued as of June
                                                30, 2004.


SUMMARY OF FINANCIAL DATA


The summarized financial data presented below is derived from and should be read in  conjunction  with our  audited  financial  statements  for the period  ended
December 31, 2003, and the unaudited  financial  statements for the period ended
March 31, 2004,  including the notes to those  financial  statements,  which are
included  elsewhere  in  this  prospectus,   along  with  the  section  entitled
"Management's Plan of Operation" beginning on page 11 of this prospectus.


------------------------------------------------------------------------------------------------------------------------------------


                           For the period from      For the fiscal year ended  For the fiscal year ended      For the three months
                           ended May 8, 2001 to         December 31, 2002          December 31, 2003             March 31, 2004
                            December 31, 2001
------------------------------------------------------------------------------------------------------------------------------------
Revenue                            $-                          $-                          $-                          $-
------------------------------------------------------------------------------------------------------------------------------------
Net Loss for the                ($6,815)                    ($4,155)                   ($47,656)                    ($29,497)
Period
------------------------------------------------------------------------------------------------------------------------------------
Net Loss Per Share -             ($0.02)                     ($0.01)                    ($0.06)                      ($0.04)
basic and diluted
------------------------------------------------------------------------------------------------------------------------------------
                                  As of                       As of                      As of                        As of
                            December 31, 2001           December 31, 2002          December 31, 2003             March 31, 2004
------------------------------------------------------------------------------------------------------------------------------------
Working Capital                   $185                      ($7,891)                   ($27,147)                    ($42,619)
(Deficit)
------------------------------------------------------------------------------------------------------------------------------------
Total Assets                      $185                       $7,344                      $9,070                      $8,393
------------------------------------------------------------------------------------------------------------------------------------
Total Stockholders'               $185                      ($3,970)                   ($22,626)                    ($37,373)
Equity (Deficit)
------------------------------------------------------------------------------------------------------------------------------------
Deficit Accumulated             ($6,815)                    ($10,970)                  ($58,626)                    ($88,123)
During the
Development Stage
------------------------------------------------------------------------------------------------------------------------------------

                                  RISK FACTORS
                                  ------------


An investment in the shares involves a high degree of risk, including a risk of loss of an investor's entire investment in Atomic Paintball, Inc. Prospective investors should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before purchasing any shares. The risks described below are the material risks known to management at this time, but are not the only ones facing Atomic Paintball. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.


WE ARE A DEVELOPMENT STAGE COMPANY, WITH NO SIGNIFICANT HISTORY OF OPERATIONS.

We were incorporated on May 8, 2001, and are, therefore, a start up company with very little operating history or revenues. We need to receive substantially all of the maximum proceeds of the shares offered by us in this offering to proceed with our business plan.

EVEN IF WE SELL ALL OF THE SHARES OFFERED, WE WILL NOT HAVE SIGNIFICANT FUNDS TO CONDUCT BUSINESS.

We are only seeking to raise $200,000. As a result, we will still be considered an extremely small company, even if we sell all of the stock we are trying to sell. Because we will have so little money, any negative financial event could totally wipe out any reserve we had hoped to have.

COMPETITION IN THE PAINTBALL AND E-COMMERCE BUSINESSES IS INTENSE AND WE MAY NOT BE ABLE TO COMPETE AND SURVIVE.

The paintball industry is relatively new, ever changing and very competitive. We expect competition in this business to intensify in the future. If we fail to attract and retain a customer base we will not develop significant revenues or market share. Going into business in the paintball industry is relatively easy and new competitors enter this market at a relatively low cost. In addition, the market for paintball gaming and paintball products is very competitive and no clear leader has been established. We will compete with a variety of other companies, including existing paintball product suppliers and paintball activity fields and the online retail web sites of some traditional retailers who may also sell paintball products and services, many of whom have much more money than we do.

BECAUSE THIS IS A "BEST EFFORTS" OFFERING, WE OFFER NO ASSURANCES THAT ANY OF OUR STOCK WILL BE SOLD.

This offering is being conducted on a "best efforts" basis. As such, no assurances are given as to what level of proceeds, if any, will be obtained from the sale of shares offered by us. In the event we fail to obtain all or substantially all of the proceeds sought from the sales of shares by us in this offering, our ability to implement our business plan will be materially and adversely affected, and investors may lose all or substantially all of their investment. We can provide no assurances that the subscription proceeds that may be received by us will be sufficient to sustain our operations prior to our anticipated receipt of revenues from customers. Because this is a best efforts, no minimum offering and because we are not using an escrow agent, we will be able to use any funds received in this offering as soon as we receive the funds. Accordingly, even if we sell only a nominal amount of shares in this offering, we will be able to use those funds and the funds will not be returned to the investor or investors. In this event, and if we are unable to raise funds from another source the investor or investors who purchased the nominal amount of shares would likely lose their entire investment because we would have insufficient funds to generate sustainable cash flow from operations.

WE HAVE NO UNDERWRITERS SO NO OTHER PARTY WITH A FINANCIAL INTEREST HAS REVIEWED THIS OFFERING FOR FAIRNESS.

We are offering these shares through our sole director and officers and are not using an underwriter. As a result, no other person sophisticated in financial affairs has reviewed this offering to determine if it is fair or if our business plan makes financial sense.

WE DETERMINED THE OFFERING PRICE FOR THESE SHARES ARBITRARILY, SO THE MARKET PRICE MAY BE MUCH LOWER.

We chose the offering price for these shares without basing the price on our assets, book value, net worth or any other recognized criteria of value. If a public market for our common stock ever does develop, the value of our securities could be substantially less than the $0.50 per share offering price. This could result in an immediate and significant per-share reduction in the value of your investment.


THE SIMULTANEOUS OFFERING OF SHARES OF OUR COMMON STOCK BY SELLING STOCKHOLDERS MAY ADVERSELY AFFECT OUR OFFERING.

This prospectus includes the resale of up to 800,000 shares of our common stock on behalf of the selling stockholders named in this prospectus. In the event a market for our shares develops, the selling stockholders may resell their shares of common stock at a price below the price at which we are offering shares in this offering. The sale of shares at prices less than we are offering shares for may make it more difficult for us to sell the shares we are offering. In this event, we may not be able to complete our offering and we may not receive sufficient proceeds to commence implementation of our business plans. This could have a material adverse effect on our business.

WE MAY FAIL TO REMAIN A GOING CONCERN, AND OUR INDEPENDENT AUDITOR'S REPORT EXPRESSES SUBSTANTIAL DOUBT ABOUT ATOMIC PAINTBALL'S ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent certified public accountants have included a going concern paragraph in their opinion that expresses substantial doubt about Atomic Paintball's ability to continue as a going concern, and notes that we have generated no revenue, have an accumulated deficit and have a negative working capital such that our ability to continue as a going concern is dependent upon obtaining additional capital and financing for our business plan. We are conducting this offering to generate the capital necessary to finance at least our initial operations. As a result, our ability to continue as a going concern is dependent upon us receiving the maximum proceeds of this offering and operating profitably or raising additional funds.


WE HAVE NO HISTORY OF PROFITS AND NO ASSURANCES OF PROFITS EVER DEVELOPING.

We have experienced losses since inception. If only limited funds are raised in this offering, the risk of our financial failure is high. We have been dependent upon loans from members of management and a private placement of shares of our preferred stock to sustain our development activities to date. In our discretion, if we receive the maximum proceeds sought to be raised, the entire principal amount of these loans from members of management, including interest, will probably be repaid.

OUR SUCCESS WILL DEPEND GREATLY UPON OUR PRESIDENT AND VICE-PRESIDENT.

Barbara J. Smith serves as our sole Director and President and Alton K. Smith serves as Vice-president and Secretary. The loss of either of their services may hamper our ability to implement our business plan, and could cause our stock to become worthless. We will be heavily dependent upon Ms. Smith's entrepreneurial skills and experience to implement our business plan. Their inability to devote full time and attention to the affairs of Atomic Paintball, Inc. could hinder our growth.

We do not have an employment agreement with either Barbara or Alton Smith and there is no assurance that either will continue to manage our affairs in the future. We could lose the services of both parties, or they could decide to join a competitor or otherwise compete with us directly or indirectly, having a negative affect on our business and potentially causing the price of our stock to be worthless. The services of either Barbara or Alton Smith would be difficult to replace.


Both Barbara and Alton Smith have limited experience in the area of paintball or outside entertainment business on or off the Internet. Neither party is a paintball professional or entertainer by trade. Their experience in the paintball business is limited to four years of research of the paintball business and participation in paintball games. We will likely need to rely on others who understand that business better than Mr. and Ms. Smith. Because of this lack of experience, we may overestimate the marketability of our products and may underestimate the costs and difficulties of selling the products. These difficulties could prevent us from accurately determining the feasibility of our business plan, limiting our profitability, if any, and decreasing the value of our stock.


OUR MANAGEMENT WILL HAVE VOTING CONTROL OF US, EVEN IF ALL OF THE SHARES OFFERED ARE SOLD.

Our management, inclusive of our board of directors, owns 800,000 shares of our outstanding common stock and vested options to purchase up to 1,200,000 shares of common stock. After completion of this offering, assuming all of the shares offered hereby are sold, our management will continue to beneficially own at least 50% of our voting securities, without giving effect to

(i) any stock option plan that could be adopted by our board of directors or

(ii) any additional issuances of our common stock or other securities to management and/or others, in our board's sole discretion. As a result, our management will effectively control our affairs, including the election of all of our board of directors, the issuance of additional shares of common stock for a stock option plan or otherwise, the distribution and timing of dividends, if any, and all other matters.

BECAUSE WE ONLY HAVE TWO OFFICERS AND ONE DIRECTOR, THE COMPENSATION OF OUR OFFICERS WILL BE DETERMINED IN THE DISCRETION OF THESE PARTIES.

Because they have the ability to control the election of our board of directors and will own 50% collectively of Atomic Paintball, jointly they will likely continue to control our board of directors. As a result, Mr. and Ms. Smith will be entitled to establish the amount of their compensation, including the amount of any bonuses paid to them. In addition, because we do not have any independent directors, there will be no oversight of the reasonableness of any bonuses paid to either Barbara or Alton Smith or other officers, if added.


BECAUSE OF THE NATURE OF OUR PROPOSED ACTIVITIES, WE MAY BE SUBJECT TO LIABILITY CLAIMS RESULTING FROM PERSONAL INJURIES AND WE MAY BE UNABLE TO OBTAIN OR MAINTAIN ADEQUATE LIABILITY INSURANCE.

We may become involved in various lawsuits incidental to our business, some of which may relate to claims allegedly resulting in injury or death. Significantly increased product liability claims continue to be asserted successfully against manufacturers and distributors of sports equipment throughout the United States resulting in general uncertainty as to the nature and extent of liability for personal injuries. In recent years, product liability insurance has become much more expensive, more restrictive and more difficult to obtain. While we intend to obtain liability insurance, there can be no assurance that we will be able to obtain or maintain liability insurance coverage sufficient to cover any successful liability claims made against us. Any claims substantially in excess of our insurance coverage, or any substantial claim not covered by insurance, could have a material adverse effect on our financial condition and results of operations.


BECAUSE THE PRICE AT WHICH THE SHARES ARE OFFERED IS HIGHER THAN OUR CURRENT PER SHARE VALUE, IMMEDIATE DILUTION OF VALUE OF OUR STOCK WILL OCCUR.

We are authorized to issue a substantial number of shares of common stock in addition to the shares comprising the shares offered hereby, as well as shares of preferred stock in such series and with such designating rights and preferences as may be determined by our board of directors in its sole discretion.

This offering itself involves immediate and substantial dilution to investors. Any securities issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of our common stock purchased in this offering.

BECAUSE WE HAVE ISSUED SHARES THAT MAY BECOME ELIGIBLE FOR RESALE UNDER RULE 144, A LARGE AMOUNT OF OUR STOCK COULD BE SOLD, POTENTIALLY DEPRESSING OUR STOCK PRICE.

All of our presently outstanding shares of common stock aggregating 800,000 shares of common stock, as well as 800,000 shares of common stock issuable upon conversion of our Series A Convertible Preferred Stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant thereto or otherwise pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three-month period (provided we are current in our reporting obligations under the Exchange
Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Barbara J. Smith and Alton K. Smith, our principal executive officers, own an aggregate of 800,000 restricted shares for which the one year holding period expired on May 8, 2003, and which will be available for resale under Rule 144 90 days after we become a reporting company. In addition, all of our other shareholders' shares of common stock are being registered under this prospectus and will also be eligible to use Rule 144 after expiration of their respective holding periods. A sale of shares by such security holders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

BECAUSE WE DO NOT EXPECT TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, SHAREHOLDERS MAY HAVE NO WAY TO RECOUP ANY OF THEIR INVESTMENT.

We intend for the foreseeable future to retain earnings, if any, for the future operation and expansion of our business and do not anticipate paying dividends on our shares of common stock for the foreseeable future.

THERE IS NO PUBLIC MARKET FOR OUR SHARES AND SHOULD BE CONSIDERED AN ILLIQUID INVESTMENT.

There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop or be sustained if developed. While we plan, in connection with this offering, to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

OUR STOCK WILL BE SUBJECT TO THE PENNY STOCK REGULATIONS AND MAY BE MORE DIFFICULT TO SELL THAN OTHER REGISTERED STOCK.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will be subject to these penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations",
"Business", and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.


In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue" or the negative of these terms or other comparable terminology.


Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any shares by the selling shareholders.


Our net proceeds from this offering will vary depending upon the total number of shares sold by us. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $36,000 for legal, accounting, printing and other costs in connection with the offering. In order to have funds available to move forward with our business plan, we have to complete a minimum of 25% of the offering, or $50,000. In the event we are unsuccessful in raising this minimum amount, we will likely be forced to cease operations, we may be required to use the proceeds to wind up our business, and our investors will lose their entire investment, unless we are able to raise additional funds after this offering. We wish to remind investors that there is no guarantee that we will fully complete this offering or obtain this minimum amount, and that the actual proceeds we receive from the offering could be substantially less than $200,000. Our receipt of no or nominal proceeds will have a material adverse effect upon us and our investors, including a loss of their entire investment.
Regardless of the amount of proceeds we raise in this offering, we will need to raise substantial additional funds to implement our business plans, and there can be no assurance that we will be successful in raising these additional funds, in which case our investors would lose all of their investment.

The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. While management has developed the following estimates to the best of its ability, Atomic Paintball reserves the right to change the use of proceeds based on the possible deferral of some of the expenses (such as repayments of loans from officers, feasibility studies and office expenses) until such time as Atomic Paintball raises additional funds, in which case more of the proceeds from this offering might be allocated to the other uses set forth in the table. In addition, in the event accounting and legal expenses are greater than anticipated, less funds would be available for other uses listed in the table, and if accounting and legal expenses are less than anticipated, more funds would be available for such other uses..


Total shares offered by us            400,000     400,000     400,000     400,000
Percent of total shares offered            25%         50%         75%        100%
Shares sold                           100,000     200,000     300,000     400,000


Gross proceeds from offering         $ 50,000    $100,000    $150,000    $200,000
Less: offering expenses                36,000      36,000      36,000      36,000
                                     --------    --------    --------    --------
Net proceeds from offering             14,000      64,000     114,000     164,000

Use of net proceeds
  Accounting and legal expenses        10,000      10,000      10,000      10,000
  Salaries and wages                        0       6,100      35,600      57,100
  Feasibility study                         0       5,000       7,500      25,000
  Marketing expenses                        0       7,500       7,500       7,500
  Development of website                    0       3,000       3,000       3,000
  Travel and administrative             4,000       8,000      20,000      25,000
  Office lease expense                      0      12,000      18,000      24,000
  Repayment of loans from officers          0      12,400      12,400      12,400

Our President and director, Barbara J. Smith, loaned us $10,900 to help Atomic Paintball in research and development, and to help Atomic Paintball to fund operating expenses. The loan from Barbara Smith bears interest at a rate of 6.5% per year, is due in July 2004, and is convertible into 87,200 shares of our common stock. We intend to repay in full the loan from Ms. Smith out of the proceeds of this offering in the event we sell all of the shares we are offering, and repay part of the loans to the extent we sell less than all, but more than one half of the shares we are offering. The amount of the proposed repayments increases as the proceeds of our offering increase because, as proceeds to Atomic Paintball increase, we believe that we will have sufficient funds available to continue to implement our business plan and remain a reporting company while repaying amounts advanced to us by Ms. Smith.


Because we are selling the shares strictly through the efforts of our officers, the above numbers do not include any deductions for selling commissions.

In the event we receive the maximum proceeds of $200,000, our management believes that the net proceeds, together with proceeds from our prior private placement, will provide us with sufficient funds to meet our cash requirements for approximately twelve (12) months following the receipt of this maximum amount.


Proceeds not immediately required for the foregoing purposes will be invested principally in federal and/or state government securities, short-term certificates of deposit, money market funds or other short term interest-bearing investments.


DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no established public market for the shares of our common stock. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, net worth, actual results of operations, or any other established objective investment criteria. There is no relationship between the offering price of the common stock and our assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price for the shares.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is issuable upon conversion of shares of preferred stock that are currently issued and outstanding. Accordingly, there will be no dilution to those existing shareholders. However, the 400,000 shares of common stock which are to be sold by Atomic Paintball as part of this offering, will create an immediate dilution to the purchasers of those shares. In July 2001, Atomic Paintball sold an aggregate of 200,000 shares of common stock to Ms. Smith and Mr. Smith in a private offering at a price of $0.005 per share. In July 2001, we issued an aggregate of 600,000 shares of our common stock to Ms. Smith and Mr. Smith in exchange for services at a price of $0.01 per share. In October 2003, we granted options to purchase an aggregate of 2,000,000 shares of our common stock to Ms.
Smith and Mr. Smith at an exercise price per share of $0.125 per share.


At December 31, 2003 and March 31, 2004, we had a net tangible book value of ($22,626) and ($37,373), respectively. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in our net tangible book value, except the sale of 400,000 shares at the offering price and receipt of $200,000, less offering expenses estimated to be $36,000. The net tangible book value per share is determined by subtracting total liabilities from our tangible assets, then dividing by the total number of shares of common stock outstanding.



                                                                               ------------------------------------------
                                                                                           Shares Sold
                                                  -----------------------------------------------------------------------
                                                  31-Dec-03  31-Mar-04
                                                                          100,000       200,000      300,000     400,000
                                                  -----------------------------------------------------------------------
Public offering price per share                    n/a        n/a        $   0.50      $   0.50    $    0.50    $   0.50
                                                  -----------------------------------------------------------------------
Common shares outstanding                           800,000    800,000    900,000     1,000,000    1,100,000   1,200,000
                                                  -----------------------------------------------------------------------
Net tangible book value before the offering        $(22,626)  $(37,373)  $(37,373)     $(37,373)   $(37,373)    $(37,373)
Net Proceeds                                       n/a        n/a        $ 14,000      $ 64,000    $ 114,000    $164,000
Net tangible book value after the offering         n/a        n/a        $(23,373)     $ 26,627    $  76,627    $126,627
Net tangible book value per share of common        $  (0.03)  $  (0.05)  n/a           n/a         n/a          n/a
stock before the offering
Pro forma net tangible book value per share of     n/a        n/a        $  (0.03)     $   0.03    $    0.07    $   0.11
common stock after the offering
Increase to net tangible book value attributable   n/a        n/a        $   0.02      $   0.08    $    0.12    $   0.16
to purchase of common stock by new investors
Dilution to new investors                          n/a        n/a        $   0.53      $   0.47    $    0.43    $   0.39

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operations

As of the date of this prospectus, we have not had any material operations. Expansion of our business will require significant capital resources that may be funded through the sale of equity or debt securities issued by us, in addition to the proceeds from our private placement and this offering.


As of March 31, 2004, we have spent a total of approximately $88,000 in operating expenses, including $11,000 of expenses associated with making initial contacts with potential vendors, and $54,000 in legal, filing and accounting fees. As a result of the initial contacts with potential vendors, we have located a potential website development employee, architectural firm, trademark attorneys, and suppliers of paintball markers, paintballs, and equipment, as well as real estate brokers. We have not yet engaged any of these vendors and do not intend to engage them until we have raised additional funds in this offering and following this offering. However, we believe these meetings have provided us the additional due diligence on paintball field construction, paintball field placement and paintball field operations, as well as supply chains, such that when we have raised additional funds in this offering and after this offering, we can move forward with the initial and second phases of our business plan discussed below. We paid the amounts used in these activities to date from (1) funds loaned to us by our officers in the amount of $28,400, (2) a Regulation D private placement offering of $100,000 from which we have realized $75,000 in cash and the balance of $25,000 in due in the form of an outstanding promissory note from October 2003, to February 2004 and (3) a $25,000 loan from a shareholder anticipated in July 2004.

Since inception through March 31, 2004, we have managed to keep our average monthly operating expenses at less than $1,500 (excluding filing, accounting and legal fees). For the three months ended March 31, 2004 our monthly operating expenses increased to an average of $2,400 in part due to one-time travel and related expenses associated with the $100,000 private placement discussed above. Our President and Vice President have agreed not to draw a salary, although after we have raised $100,000 in this offering or we have achieved an aggregate minimum of $100,000 in revenues and gross proceeds from this offering combined, we may determine to pay a salary to our President and Vice President.

Given our low monthly cash flow requirement and the agreement of our officers to forego salary, we believe that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations as set forth in Phase One and Phase Two of our Plan of Operations described below, we have sufficient financial resources to meet our obligations for at least the next twelve months even without the proceeds of this offering. Assuming that we do not commence our anticipated operations, our primary cash requirements would be those associated with maintaining our status as a reporting entity. We believe that on an annual basis those costs would not exceed an average of $2,000 per month for a total of $4,000 per month when combined with our current expenses. Based on this belief, we would have adequate financial resources to meet our financial obligations as we currently conduct business for at least twelve months following the date of this prospectus.

The following is a monthly summary of our Plan of Operations until we generate our first revenues. We have divided our Plan of Operations into two phases:
Phase One, which will commence upon completion of this offering and will continue until we have raised an additional subsequent round of financing of approximately $5 million, and Phase Two, which will follow the $5 million round of financing. Where relevant, we have indicated items that will require additional financing to complete, whether from this offering or subsequent rounds of financing.

Phase One

If we obtain funding from the sale of shares in this offering, we will be able to move forward with the initial phase of our business plan, Phase One. Executing our business plan will significantly change our cash needs and monthly burn rate. Regardless of the amount of proceeds we raise in this offering, we will need to raise substantial additional funds to implement our business plans, and there can be no assurance that we will be successful in raising these additional funds, in which case our investors would lose all of their investment. Even if we are unsuccessful in raising funds in this offering, we believe we will have sufficient funds available to maintain Atomic Paintball as a fully reporting company with the Securities and Exchange Commission and maintain the current limited level of operations, although we will require additional funds before we can move forward with our business plan.

In the first three months following completion of this offering, for the execution of the initial phase of our business plan, we will seek to establish temporary corporate offices, conduct a feasibility study related to potential paintball field locations, and engage in limited marketing and promotions activities. Our most important goal will be development of a unified corporate and operating structure (including training manuals, policies and procedures, hiring criteria, internal accounting controls, and operational manuals for individual locations) that would enable us to manage multiple paintball play facilities (which facilities will only be opened after we raise additional funds as described below). Management expects to cover these initial expenses with the proceeds from this offering, which are included under feasibility study and marketing expenses and in the Use of Proceeds section. We will also continue to file our required reports with the Securities and Exchange Commission to maintain our status as a reporting company. During this initial three-month period, we will also seek to raise our next round of financing in order to pursue the implementation of the next phase of our business plans, Phase Two.

The following is a more detailed breakdown of our proposed monthly activities during Phase One, assuming we raise the full $200,000 we are seeking from this offering:

     o Month One: We intend to interview candidates for our corporate management team. We also intend to commence our feasibility studies to address logistical and demographical concerns in order to determine appropriate locations for each of our proposed facilities and including computer assisted drafting (CAD) plans for our proposed paintball facilities. We will develop our Internet strategies, including e-commerce sales of equipment, gear and clothing, and our marketing strategies for tournament and league play to increase foot traffic to our facilities.

     o Month Two: We will continue to interview and start to hire our corporate management team. The initial members of our corporate management team will be responsible for implementation of the following items:

          1.   Establishment of corporate offices
          2.   Establishment of relationships including, but not limited to:
               a.   Payroll services
               b.   Corporate Insurance services
               c.   Banking services
               d.   Federal, state and local tax authorities
          3.   Establish employee compensation plans, including
               a.   Employment agreements
               b.   Compensation structures
               c.   ISO plans
               d.   Benefit plans

     o Month Three: We will begin to interview candidates for our facilities management team. Our corporate management team will be responsible for development and implementation of the following additional items:

          1. Establish initial operating policies and procedures corporately and for multiple paintball facilities
          2.   Establish   accounting   structure   and  policies  for  multiple
               facilities
          3.   Seek to close additional rounds of capital
          4. Assist in recruiting additional executive level and administrative staff including through the efforts of an executive search firm (which we would pay when we hire the employees during Phase Two).

In the event we raise only 25% of the funds we are seeking in this offering, or $50,000, our activities during Phase One will be limited to filing our SEC reports to maintain our status as a reporting company and very limited travel and administrative expenses in order to pursue additional funding. We would not engage in any of the other activities set forth in Phase One above.

In the event we raise only 50% of the funds we are seeking in this offering, or $100,000, our activities during Phase One will be limited to filing our SEC reports to maintain our status as a reporting company, hiring one staff member, obtaining a smaller temporary office space, engaging in a more limited preliminary feasibility study and marketing activities, development of our web site, and very limited travel and administrative expenses in order to pursue additional funding.

Phase Two


Phase Two will commence after we have raised an additional $5 million in funds. During the next nine months of our business plan, we will seek to raise an additional $10 million in capital resources to acquire land and improvements to expand into multiple paintball facility locations, for marketing and promotions to increase public awareness of our operations, in order to increase foot traffic to our facilities, and to make Atomic Paintball operational. This phase will require substantial additional capital. We wish to remind investors that there is no guarantee that we will be able to secure any financing or customers.

Over these nine months of Phase Two, we expect our primary expenses to be associated with continuing our feasibility studies for real estate acquisitions for paintball facility locations, hiring executive and senior management with expertise in the paintball business (although this expense will not be incurred until such time as we have raised additional funds), continuing to implement our business plan, and maintaining our status as a reporting entity.

The following is a more detailed breakdown of our proposed monthly activities during Phase Two, assuming we raise the full $5,000,000 we are seeking in the later offering:

Months One through Three: During the first three months of Phase Two we intend to take the following actions:

     o raise an additional $5,000,000 in a Class B Convertible Preferred Stock private placement to further the development of Atomic Paintball and our operations.
     o further develop atomicpaintball.com as an e-commerce portal and commence operations as an online venue.
     o finalize concept and architectural designs, feasibility, and cost analysis of the paintball facilities.
     o begin researching real estate venues for placement for initial ten facilities.
     o further develop and establish tournament series and league play frameworks in order to increase visibility of our brand and increase foot traffic.
     o begin cost analysis on the establishment of a professional paintball team under management of Atomic Paintball.
     o begin to establish vendor relationships and contracts to supply product and amenities for the initial ten facilities.

Months Four through Six: During the next three months of Phase Two we intend to take the following actions

     o raise approximately $10 million in a Class C Preferred Stock or debt securities (secured by the real estate underlying the first ten paintball facilities) in order to purchase and develop the real property for our initial ten paintball facilities.
     o    commence construction of our first ten paintball facilities.
     o finalize vendor contracts and begin inventory build-up in anticipation of construction completion.
     o    finalize policy and procedure documentation for facility operations.
     o establish corporate network operations and data warehousing in anticipation of construction completion.

Month Seven through Nine: During the next three months of Phase Two we intend to take the following actions

     o start the process of hiring facility managers for the initial ten paintball facilities.
     o hire the facility managers for our initial ten paintball facilities with the hiring process beginning in month eight.
     o    complete construction on the initial ten facilities.
     o hire support staff for our initial ten paintball facilities, with the hiring process beginning in the middle of month nine.
     o begin a media campaign to promote and establish our brand and facilities in the local markets.
     o    acquire inventory on site in anticipation of facilities opening.
     o test all policies and procedures and revise them as required before opening facilities.
     o    hold grand opening events at our first ten paintball facilities.

Reasons for this Offering


We are conducting this offering, in part, because we believe that an early registration of our equity securities will minimize some of the barriers to capital formation that otherwise exist. By having a registration statement in place, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if we were a privately held company. Registering our shares may help minimize the liquidity discounts we may otherwise have to take in a future financing because investors may have confidence that the Rule 144(c)(1) public information requirement will be satisfied and a public market will exist to effect Rule 144(g) broker transactions.

We believe that the cost of registering our securities and undertaking the required disclosure obligations will be more than offset by being able to get better terms for future financing efforts. No specific investors have been identified.

Critical Accounting Policies

Revenue Recognition

We expect to generate revenue from providing facilities, services and products in connection with paintball sports activities. Revenues will be recognized as facilities, services and products are delivered. We are currently in the development stage, and no revenue was earned during 2003 or 2002.

Stock-Based Compensation

We account for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and comply with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123". Under APB Opinion No. 25, compensation expense for employees is based on the excess, if any, on the date of grant, between the fair value of our stock over the exercise price.

We account for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and SFAS No. 148 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

                             DESCRIPTION OF BUSINESS
General


Atomic Paintball, Inc. was incorporated under the laws of the State of Texas on May 8, 2001. Atomic Paintball was formed for the purpose of providing facilities, services and products in connection with paintball sport activities. As of the date of this Prospectus, we are a development stage company with no revenues or operations, and we have achieved net losses of approximately $88,000 since inception. We have relied solely on sales of our securities and loans from officers, directors and shareholders to fund our operations. As of the date of this Prospectus, Atomic Paintball has not commenced significant operations. Atomic Paintball is in the process of raising financing to execute our business plan and fund future operations. As such, Atomic Paintball is considered to be in the development stage.

Our primary activities to date have consisted of organizing Atomic Paintball, conducting an initial round of private financing to obtain "seed" capital and beginning the process of designing and implementing our business plan, including interviews with industry participants, visits to paintball facilities, locating a website development firm, architectural firm, trademark attorneys, and suppliers of paintball markers, paintballs, and equipment, as well as real estate brokers. We have not engaged any of these vendors and do not intend to engage them until we have raised additional funds in this offering and following this offering. We believe, however, that these meetings have provided us with additional due diligence on field construction, placement and operations and supply chains such that when we have raised additional funds in this offering and after this offering, we can move forward with the initial and second phases of our business plan discussed in Management's Discussion and Analysis or Plan of Operations, and below. We did not spend any funds on research and development activities in the fiscal years ended December 31, 2003 and December 31, 2002, respectively.

Our plan is to own and operate paintball facilities and to provide services and products in connection with paintball sport activities at our facilities and through our website. Our proposed facilities will each include four fully enclosed paintball fields (including one tournament-sized and three smaller fields), a pro shop for equipment and merchandise sales, an equipment rental facility, a players' lounge, a covered picnic area, indoor restrooms, an air-conditioned meeting room, and a concession stand.

Through the proceeds raised from this offering and our prior private placement, we expect to be able to conduct a feasibility study, obtain temporary office space, maintain our status as a reporting company with the Securities and Exchange Commission (in the event we become a reporting company, as to which there can be no assurance), establish and improve our website and establish relationships with other paintball vendors. Following that, as described in Management's Plan of Operations, in Phase Two, we intend to acquire land and construct our initial ten paintball facilities, which will require completion of additional rounds of financing. We anticipate that we will open our first paintball facilities in 2005 and begin to generate revenues from our facilities at that time, if we are successful in completing our business plans, raising additional funds, and acquiring and constructing our facilities.

Description of our proposed facilities

We intend to locate our first ten paintball facilities in Texas, including five facilities in the Dallas/Fort Worth area and five facilities in the Houston, Texas area. Although we have not determined the exact prototype for the facilities, the general layout of our proposed facilities is as follows:

Each proposed facility will include four netted, outdoor paintball playing areas, each simulating different types of obstacles and various levels of challenge, with each field consisting of approximately 75 x 150 square feet of playing space. The netting will prevent any paintballs from leaving the field while keeping the weather conditions from entering the field. This will allow the players and spectators to safely enjoy the outdoor environment and the paintball activities while being shielded from the elements.

Each proposed facility will also include a 2,000 square feet building housing the pro shop, rental facility, concession area, meeting area, and restrooms. The pro shop will display paintball related products, clothing and accessories for player purchase with attendants available to answer players' questions about product enhancements, assembly, and repair of paintball equipment. Our rental facility will be located in the rear of the building with visibility to the playing fields. The location of the rental facility will decrease the amount of time a player spends refilling tanks and purchasing more paint in order to return to play. The rental location will house 200 to 300 rental guns, paintball masks, paint, and six 80 pound Co2 tanks for refilling players' air guns.

Each facility will provide indoor restrooms, a concession stand, and an all weather surface parking area for 200 vehicles at any one time. An observation area will be established with bleacher seating between playing areas so that friends and onlookers can view the games. This will provide a vantage point for the field operator to control and monitor the games and enforce safety regulations. This 5-acre facility will also feature 1,000 square feet of covered picnic tables for dining and relaxing between games. Netting will be used to divide these sections and enhance player safety.

Our proposed sources of revenues

We intend to generate revenues through:


     o Session Fees: Each paintball session will cost $25 per person, including the rental of equipment, and will last 4 hours per session.

     o Equipment Rental: If a participant does not own their own equipment, they may rent the equipment for an average fee of $20 per person. This includes the gun (also called a marker) and the mask. These rental items will cost Atomic Paintball an average of $100 to purchase and will include models on the low-end, middle-end, and high-end to offer variety for the players and potentially boost pro shop sales of equipment in the process.

     o Paintball Sales: A large portion of Atomic Paintball's revenues will be generated through sales of the paintballs used in the games. We believe that an average paintball participant will use $40 worth of paintballs in a session.

     o Pro Shop Equipment Sales: Many players prefer to own their own equipment, such as guns (markers) and masks. The prices for guns range from $40 for the low-end model to $1,600 for the high-end model. The average price for a mask is $60. We intend to determine the exact product mix that we will carry in our pro shops in 2004. In order to find the right product mix, we will conduct extensive research on established paintball pro shops and websites.

     o Pro Shop Merchandise Sales: The pro shops will also carry a variety of Atomic Paintball merchandise, such as hats, t-shirts, sweatshirts, beer mugs, shot glasses, key chains, etc. The prices for this merchandise will vary depending on the product.

     o Concession Stands: The concessions stand will carry a variety of food items, such as bottled soda and water, chips, candy, etc. - the basic convenience store type food. The prices for this merchandise will vary depending on the product.

     o Website Sales: Our website will also sell equipment, such as guns and masks, and merchandise, such as t-shirts and hats, similar to those sold in our pro shop, but with three added advantages:

          o The website can carry a fuller line of products since it is not restricted by physical space.
          o The website will also serve as a valuable marketing tool for the physical locations, allowing people to find out about session fees, Atomic Paintball locations and directions, equipment rental fees, joining a league, and other information related to Atomic Paintball and the paintball sport.
          o We believe that our website sales will also give Atomic Paintball a good indication of the top selling items, allowing the pro shop to carry the best choices in products.

Although the other amenities, such as the players' lounge and picnic areas, will not be direct revenue generators, we believe that the inclusion of these amenities at each Atomic Paintball facility will increase the overall customer appeal and lead to valuable referrals and repeat business.

As a standard operating procedure, all paintball participants must purchase Atomic Paintball's paintballs in order to play on our fields, whether they bring in their own equipment or rent from Atomic Paintball. The reason for this policy is two-fold:

     o The first, and foremost, reason is customer safety. Atomic Paintball needs to ensure that no one has altered the consistency of the paintball, such as freezing the paintballs, prior to the game. This policy will help to ensure the safety of Atomic Paintball's facilities.

     o The second reason is profit. We believe that Atomic Paintball's most profitable item will be the paintballs - they have the greatest markup and they are used the most frequently. Most paintball participants will go through an average of $40 worth of paintballs per session.


We expect to purchase our inventory through local and national wholesale paintball sources, or wherever paintball products can be bought at what we consider good prices. We will then service the items as we consider necessary, photograph, price and list them on our web site where they can be viewed by potential buyers. We will also display paintball equipment that has been consigned to us by individuals and businesses. Customers with questions can e-mail us, correspond by mail or phone us. All sales will be by credit card, check or money order and we will ship the items when the funds clear.

Our proposed paintball game operations

We intend to offer customers the opportunity to participate in paintball games on a daily basis for walkup or group reservations, league play for local paintball league organizations, tournament series play, and special group events.

We expect to conduct paintball games at our facilities on a daily basis, for walk up traffic and individuals and groups who reserve playing time at our fields. We also intend to host games for players who are involved in local paintball leagues on a weekly basis. We also intend to host tournament series events for regional and national paintball tournament sponsors. We anticipate that these tournament events would be playoff type events held over three days and would be held at each location two or three times per year. Finally, we expect to hold special group events consisting of paintball games for corporations, church groups and similar organizations.

Although we will be open for business on a daily basis, we believe that the majority of our customer traffic will be on the weekends.

Our proposed website.

We currently have one domain name registered, www.atomicpaintball.com. We plan to operate a web site based showroom through which we can display and offer our inventory to potential purchasers. Our plan is to develop a web page with pictures of those items we have in our inventory that are for sale along with pricing information and all other data relevant to someone searching over the internet for paintball equipment and supplies. We may acquire some of our property through third party auction type web sites such as eBay and other similar providers. As we continue to develop our business plan, we expect to be able to determine whether or not it is more profitable for us to devote most of our efforts toward consignment sales or toward sales of our own items. The percentage of our sales that will be on a consignment basis versus a sale of items we own will be determined after we can make an accurate assessment of which activities generate the most net revenues for Atomic Paintball. The amount we spend on the development of our website will be largely dependent upon the success we receive from maintaining the same. Specifically, initially we expect to have a relatively simple web page that is registered with the larger search engines. If we enjoy success that generates profits, we may expand our web page capabilities and register with additional search engines.

Because we have not developed our web page yet, we are unable to make any determinations at this point as to the total cost of establishing and maintaining our web page and cannot, therefore, make any estimates as to the percentage of our revenues that will come from website sales. We anticipate that employees that we will hire will perform most of our web site development and operation activities and that funds for the salaries of these employees will be raised in Phase Two of our plan of operations. We have allocated $3,000 of the proceeds from this offering for preliminary website design services ($2,600) and for hosting fees (approximately $240 per year).

Our website will also serve as a marketing tool for our physical paintball field locations, allowing people to find out about session fees, Atomic Paintball locations and directions, equipment rental fees, joining a league, and other information related to Atomic Paintball and the paintball sport.


Regulation of the Internet. In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result; do not deal with the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet.

Due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in our sales.

A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three- year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly exempted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect the opportunity of Atomic Paintball, Inc. to derive financial benefit from such activities.

Feasibility Study

We intend to engage architects and real estate consultants to conduct a feasibility study to address logistical and demographical concerns in order to determine appropriate locations for each of our proposed facilities. The planned feasibility study will address such factors as:

     1.   major traffic areas;

     2.   highly populated areas;

     3.   established community centers;

     4.   businesses and governmental facilities;

     5.   other Atomic Paintball facilities;

     6.   direct competitors; and

     7.   other high-traffic and high-profit companies

During the feasibility study, research will be collected from the local traffic advisory boards and traffic associations to determine where the highest traveled intersections and areas are in relation to the proposed locations. These statistics will be key indicators as to the potential success of each location. The feasibility study will also pinpoint where the high growth areas are migrating towards so that Atomic Paintball can attempt to secure locations in the direct path of the anticipated growth avenues.

Since one of Atomic Paintball's goals is to make the sport of paintball more travel-friendly and logistically convenient, Atomic Paintball will look to secure the location sites near community centers, such as shopping centers, restaurant developments, civic centers, colleges, and universities.

Beyond the initial ten units, Atomic Paintball will rely on both the feasibility study and the information we obtain from the operation of our initial ten paintball facilities to determine the optimum locations for and the best distance between Atomic Paintball's new units.

Because logistical convenience is a key component to our strategy, our feasibility study will include analysis of the following factors:


     o What is the travel timeframe from nearby centers of population? In determining each location, Atomic Paintball will look to purchase real estate that is near high traffic areas and near large population centers. Atomic Paintball wants to distance itself from the typical "mom and pop" model that locates their facilities out in the country, sometimes an hour away from the nearest major city. Atomic Paintball will look to develop its facilities in areas that have a substantial volume of pass-by traffic, to aid in the convenience of Atomic Paintball's locations and to be within easy reach of local traffic.

     o How close are the facilities to centers of commerce? The proximity of local centers of commerce, such as downtown areas, shopping centers, outlet malls, and business parks will also be a deciding factor in location. We intend to target corporate, churches and other social groups for events and sponsorships; therefore, our facilities should be close to these groups. In addition, Atomic Paintball will locate the facilities near large shopping outlets in order to take advantage of the pass-through traffic as well as consistently appeal to the youthful markets that normally frequent shopping areas.


     o How close are the facilities to highway exits? The third and final aspect that Atomic Paintball will analyze is proximity to highway exits and intersections. Atomic Paintball will attempt to establish locations that use the interstate traffic and pass-by advertising that often accompany highways. By placing our facilities near highway areas, our facilities will be much more accessible to nearby towns and cities and we will use this as a draw to get participants from outside communities to frequent our facilities. This influx of customers from outside communities would allow for an easier avenue of expansion, because Atomic Paintball's name and service offerings would already have a semi-established base.

Other considerations regarding the exact site locations will include: the proximity of other Atomic Paintball locations, the proximity of the direct competitors to each Atomic Paintball facility, and the track-records and longevity of the other companies located in the area.


Competition

The paintball industry is relatively new, ever changing and very competitive. We expect competition in this business to intensify in the future. If we fail to attract and retain a customer base we will not develop significant revenues or market share. Going into business in the paintball industry is relatively easy and new competitors enter this market at a relatively low cost. In addition, the market for paintball gaming and paintball products is very competitive and no clear leader has been established although a number of companies have recently announced plans to open multiple paintball facilities in other parts of the United States. We will compete with a variety of other companies, including existing paintball product suppliers and paintball activity fields and the online retail web sites of some traditional retailers who may also sell paintball products and services, many of whom have much more money than we do.

Many of our competitors and potential competitors have longer operating histories and significantly greater financial, technical, sales, marketing and other resources, as well as greater name recognition and a larger customer base, than we do. Our competitors could offer paintball games and equipment at lower prices than we are able to.

In terms of the pro shop merchandise sales, there are other companies across the country that retail paintball merchandise at competitive prices both online and in retail stores. These companies offer competitively priced basic paintball equipment, supplies, and apparel; however, we believe that we will be able to compete effectively with sales at our paintball facilities' pro shops because we will allow the end-user to touch and feel each product and play with them immediately, where the "strictly Internet" companies and retailers not associated with playing fields can not.

We are not aware of any direct competitors in the paintball game industry with more than two locations in the Dallas/Fort Worth or Houston areas. There are a number of competitors with single location paintball fields. We intend to compete on the basis of economies of scale from having multiple locations.

                             DESCRIPTION OF PROPERTY


In April 2002, we entered into a lease agreement with Alton Smith, one of our officers and shareholders, pursuant to which we lease a one acre field that we may develop for special competitive events at 3740 South Highway 287, Waxahachie, Texas. The field is in good condition and would require estimated build-out expenditures of $100,000 to prepare it for paintball play, which would not come from the proceeds of this offering but would be part of Phase Two of our plan of operations, if we determine to use this field as one of our paintball facilities after our feasibility studies are completed. The field also has space for parking. The leased premises are part of a larger parcel that includes a storage and office facilities owned by the lessor. Pursuant to this lease agreement, the lessor and owner of the land and storage facilities, Alton Smith, has agreed to allow us to place many of our paintball products in the storage buildings, because we and the lessor believe that paintball customers would be potential customers of the storage business, and the storage customers would be potential paintball customers. We believe that the location will allow us to showcase our merchandise while still performing the basic function of storing the merchandise in the open areas of the storage facility offices. We believe that the office facilities of the storage business could also serve as paintball equipment rental facilities, a shop for sale of paintball products and a staging area for players to prepare to play on the field, and that we could obtain an agreement to permit these uses if desired. The initial term of this lease was for one year, and we have renewed the lease for an additional one year period, with two remaining renewal terms of one year each. The rental payments are one dollar for every person who plays paintball or purchases paintball products at the leased and adjacent premises. We have not made any rental payments to Mr. Smith to date pursuant to the terms of the lease. We are also responsible for payment of one half of the taxes on the leased property, which amounted to $300 in the fiscal year 2003.

Beginning in July 2002, we began construction and improvements on the property for use as a paintball field facility (including the construction of culverts to permit access to adjacent roads and parking lot improvements). As of December 31, 2003, we have approximately $9,300 of property and equipment capitalized. This property and equipment has a carrying value of approximately $4,500 at December 31, 2003. We incurred costs of approximately $9,000 to construct the improvements, which were financed from our working capital received from the $10,900 loans from our officer and director, Barbara J. Smith.

We have no assurances as to how long we will be able to maintain this relationship; if this relationship were ended, we would have to spend money to obtain a suitable storage space or store the equipment at another location owned by Mr. or Ms. Smith at minimal or no cost, though we would lose the use of the improvements and have to record a write-down of our assets in the amount of approximately $5,200.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


Ms.  Barbara  J.  Smith,  age 45,  has served as our  President,  Treasurer  and
Chairman of our Board of Directors since our inception in May 2001. Since prior to June 1999, Ms. Smith was a student at DeVry University where she received her Bachelor of Science degree in 2003. Ms. Smith serves as our principal executive, financial and accounting officer. Ms. Smith is the wife of Mr. Alton K. Smith, our Vice President and Secretary.

Mr. Alton K. Smith, age 45, has served as our Vice-President and Secretary since our inception in May 2001. From November 1998 until October 2003, Mr. Smith served as a Senior Systems Engineer/Global Systems Integration (where he was responsible for executive level technology consulting) for Cisco Systems, a leading provider of networking equipment and services for the Internet. Since
October 2003,  Mr. Smith has also served as President and a director of INTREorg
Systems Inc., an information technology consulting firm he founded. Mr. Smith is the husband of Ms. Barbara J. Smith, our President and director.


We presently expect to conduct our first annual meetings of shareholders and directors in July 2004 at which time directors will be elected. All directors serve for a period of one year unless removed in accordance with our bylaws.

                             EXECUTIVE COMPENSATION


We currently have two employees, Barbara Smith and Alton Smith. At present, we do not pay salary to Ms. Smith or Mr. Smith, but Ms. Smith and Mr. Smith each owns a significant amount of our common stock. Although we have no current, definite plans for paying Ms. Smith or Mr. Smith a salary during the next twelve months, if our sales and website revenues generate enough profits, we expect to pay Ms. Smith a salary. No officer or director has received any remuneration from us other than shares of our common stock issued in 2001 in exchange for services. Although we have no current plan in existence, we may adopt a plan to pay or accrue cash compensation to our officers and directors for services rendered. We have a stock incentive plan for the benefit of officers, directors or employees, and our Board of Directors may recommend the adoption of additional programs in the future.


Summary Compensation Table

The following table sets forth the total compensation paid to or accrued for the period from May 8, 2001 (inception) through the fiscal year ended December 31, 2003 to our President. We did not have any other executive officers who received more than $100,000 in salary for such periods.

                                                     Other          Restricted  Securities                 All
Name and Principal                                   Annual          Stock      Underlying    LTIP        Other
Position                Year   Salary    Bonus    Compensation       Awards      Options     Payouts   Compensation
Barbara J. Smith,       2001     0         0        0              360,000(1)      0           0         0
President               2002     0         0        0                    0         0           0         0
                        2003     0         0        0                    0     1,200,000       0         0


(1) Represents shares issued to our President in lieu of $3,600 in services rendered to Atomic Paintball.


Option Grants In Last Fiscal Year

The following table sets forth each grant of stock options during 2003 to each of the Named Officers. No stock appreciation rights were granted during the fiscal year. Each of the options has a ten-year term, subject to earlier termination in the event the holder ceases providing services to us.

The percentage numbers are based on an aggregate of 2,000,000 options granted to our employees during 2003, including officers. The exercise price was $0.125 per share, the fair market value of our common stock as determined by the Board of Directors on the date of grant.


                           INDIVIDUAL GRANTS
                 ---------------------------------------------------------------
                      NUMBER OF           PERCENT OF
                     SECURITIES         TOTAL OPTIONS      EXERCISE
                 UNDERLYING OPTIONS       GRANTED TO        PRICE     EXPIRATION
NAME                   GRANTED        EMPLOYEES IN 2003     ($/SH)       DATE
---------------- -------------------  ------------------  ----------  ----------
Barbara J. Smith     1,200,000 (1)          60.0%          $ 0.125    10/21/2013

(1) Options to purchase 720,000 shares are exercisable immediately, with options to purchase 120,000 shares vesting annually over four years from the date of grant.


Aggregated Option Exercises In Last Fiscal Year And FY-End Option Values

The following table reports information regarding stock option exercises during fiscal 2003 and outstanding stock options held at the end of fiscal 2003 by our named executive officers.

                                                NUMBER OF              VALUE OF
                                                SECURITIES           UNEXERCISED
                                                UNDERLYING           IN-THE-MONEY
                                           UNEXERCISED OPTIONS         OPTIONS
                     SHARES                  AT FISCAL YEAR-       AT FISCAL YEAR-
                   ACQUIRED ON    VALUE      END(EXERCISABLE/      END(EXERCISABLE/
NAME                EXERCISE    REALIZED      UNEXERCISABLE)      UNEXERCISABLE)(1)
-----------------  -----------  ---------  --------------------  --------------------
Barbara J. Smith         0         $0       720,000 / 480,000     $270,000 / $180,000

(1) Based on offering price of $0.50 per share less the exercise price per share of $0.125.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


The founders of Atomic Paintball are our President and sole director, Barbara J. Smith, and our Vice President and Secretary, Alton K. Smith, who are husband and wife.

Effective May 8, 2001, we issued a total of 200,000 shares of our common stock to the founders of Atomic Paintball in exchange for an initial investment of $1,000 to cover our organizational expenses. Barbara J. Smith received 120,000 shares of our common stock in exchange for her initial investment of $600 and Alton K. Smith received 80,000 shares of our common stock in exchange for his initial investment of $400.

On June 20, 2001, Atomic Paintball also issued a total of 600,000 shares of our common stock to Barbara J. Smith and Alton K. Smith in exchange for services valued at $6,000. Barbara J. Smith received 360,000 shares of our common stock in exchange for her services valued at $3,600 and Alton K. Smith received 240,000 shares of our common stock in exchange for his services valued at $2,400.

Our director and President, Barbara J. Smith, loaned us a total of $10,900 between April and July of 2002, to pay for further research and development and for general corporate overhead. This loan bears interest at an annual rate of 6.5% and is payable July 15, 2004 and is convertible into shares of our common stock at $0.125 per share. We intend to pay Ms. Smith $12,416 in full payment of this loan, including interest, out of the proceeds of this offering if at least 50% of the shares we are offering are sold.

In April 2002, we entered into a Lease Agreement with Alton K. Smith, one of our officers, for a lease of property in Ellis County, Texas for use in our paintball games. The term of the lease is for one year, with three renewal terms of one year each. The rental payments are one dollar for every person engaging in "Paintball Play Revenues", which include rentals, concessions, fees, or other revenues relating to paintball activities conducted on this leased property. We have not made any payments to Mr. Smith to date under the lease. We are also responsible for payment of one half of the taxes on the leased property, which amounted to $300 in the fiscal year 2003.

Our Vice President, Alton K. Smith, loaned us $10,000 in October 2003, to pay for further research and development and for general corporate overhead. This loan bears interest at an annual rate of 8% and was payable on demand. This note and accrued interest was repaid in April 2004 out of the proceeds of the private placement. Mr. Smith also loaned us $7,500 in November 2003, pursuant to a promissory note which bore interest at an annual rate of 8%. This note and accrued interest were repaid in December 2003 out of the proceeds of the private placement.


Our President and director, Barbara J. Smith, and our Vice President, Alton K. Smith, have entered into lockup agreements pursuant to which they have agreed not to sell one half of their shares for a period ending 180 days after effectiveness of this offering.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


As of June 30, 2004, Atomic Paintball has issued and outstanding 800,000 shares of Common Stock and 400,000 shares of Series A Convertible Preferred Stock. The shares of Series A Convertible Preferred Stock are convertible into 800,000 shares of Common Stock, which are included in the Shares of Common Stock in the table. There is no other class of voting security of Atomic Paintball issued or outstanding. The following table sets forth the number of shares of Common Stock beneficially owned as of June 30, 2004 by (i) each person known to Atomic
Paintball to beneficially own more than 5% of the Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors, named executive officers and other executive officers as a group. We calculated beneficial ownership according to Rule 13d-3 of the Securities Exchange Act as of that date. Shares issuable upon exercise of options, preferred stock or notes that are exercisable within 60 days after June
30, 2004 are included as beneficially owned by the holder. Beneficial ownership generally includes voting and investment power with respect to securities.
Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

                                         Shares of
                                   Series A Convertible              Shares of
                                     Preferred Stock               Common Stock
                                --------------------------  --------------------------
                                               Approximate                 Approximate    Percent
                                  Number of      Percent      Number of      Percent   of Class After
Name and Address                Shares Owned    Of Class    Shares Owned    Of Class    Offering (1)
------------------------------  ------------  ------------  ------------  ------------ --------------
Barbara J. Smith (2)                                         1,287,200       62.0%         45.9%

Alton K. Smith (3)                                             800,000       38.0%         32.3%

David Myers (4)                    40,000         10.0%         80,000        5.0%            0%
727 Yellowstone Dr.
Allen, TX   75002

Charles J. Webb &
 Brenda D. Webb (JTWROS) (5)       61,000         15.25%       122,000        7.6%            0%
1101 E. Duke Street
Hugo, OK   74743

Don Mark Dominey (6)               240,000         60.0%       480,000       30.0%            0%
6 Valley Wood Ct.
Trophy Club, TX 76262

All officers and directors
 as a group (2 people) (7)                                   2,087,200      100.0%         78.2%


(1) Assumes all shares being offered are sold by the Company and the selling stockholders.
(2) Includes 720,000 shares subject to currently exercisable options and 87,200 shares issuable upon conversion of a promissory note.
(3) Includes 480,000 shares subject to currently exercisable options.
(4) Common shares consists of 80,000 shares that are issuable upon the conversion of Series A Convertible Preferred Stock.
(5) Common shares consists of 122,000 shares that are issuable upon the conversion of Series A Convertible Preferred Stock.
(6) Common shares consists of 480,000 shares that are issuable upon the conversion of Series A Convertible Preferred Stock.
(7) Includes 1,200,000 shares subject to currently exercisable options and 87,200 shares issuable upon conversion of a promissory note held by all officers and directors as a group.

                            DESCRIPTION OF SECURITIES

Common Stock


Atomic Paintball, Inc. is authorized to issue 10,000,000 shares of common stock, no par value per share, of which 800,000 shares were issued and outstanding as of the date of this Prospectus. The holders of common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so. Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their ownership interest in Atomic Paintball.

Upon any liquidation, dissolution or winding-up of Atomic Paintball, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock do not have preemptive or conversion rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.


The holders of Common Stock are entitled to share equally in dividends, if and when declared by our Board of Directors, out of funds legally available therefor, subject to the priorities given to any class of preferred stock which may be issued.

Preferred Stock


We are authorized to issue 2,000,000 shares of preferred stock, no par value per share. We had 400,000 shares of Series A Convertible Preferred Stock issued and outstanding as of the date of this Prospectus. In addition, our board of directors may later determine to issue additional shares of our preferred stock. If done, the preferred stock may be created and issued in one or more series and with such designations, rights, preference and restrictions as shall be stated and expressed in the resolution(s) providing for the creation and issuance of such preferred stock. If preferred stock is issued and we are subsequently liquidated or dissolved, the preferred stock would be entitled to our assets, to the exclusion of the common stockholders, to the full extent of the preferred stockholders' interest in Atomic Paintball.


Series A Convertible Preferred Stock.

We issued 400,000 shares of our Series A convertible preferred stock to a limited number of accredited investors as defined under the Securities Act, in a private placement from October 2003 to February 2004. The shares of Series A convertible preferred stock are convertible into 800,000 shares of our common stock at the option of the holder, and automatically upon the effectiveness of the registration statement of which this prospectus is a part. The holders of our Series A convertible preferred stock are not entitled to receive dividends, unless dividends are declared with respect to our shares of common stock, in which case the holders of our Series A convertible preferred stock are entitled to receive dividends in preference and priority to any payments of dividends on our common stock. The shares of our Series A convertible preferred stock have a liquidation preference of $0.25 per share plus any declared but unpaid dividends. Holders of Series A convertible preferred stock vote together as a class with our common stock. Holders of Series A convertible preferred stock have piggyback registration rights. Holders of 385,000 shares of our issued and outstanding shares of Series A convertible preferred stock have entered into lockup agreements pursuant to which they have agreed not to sell one half of their shares for a period ending 180 days after effectiveness of this offering.

Stock Options

As of the date of this Prospectus, options to purchase a total of 2,000,000 shares of our common stock were outstanding, of which 1,200,000 were currently exercisable. An additional 2,000,000 shares of common stock will be available for future grants under the 2003 Stock Incentive Plan.

We intend to file a Form S-8 registration statement under the Securities Act covering all shares of common stock subject to outstanding options or issuable pursuant to our 2003 Stock Incentive Plan approximately 30 days after the closing of our initial public offering. Subject to Rule 144 volume limitations applicable to affiliates, shares registered under the Form S-8 registration statement will be available for sale in the open market, beginning 90 days after the date of this Prospectus, except to the extent that the shares are subject to vesting restrictions with us or the contractual restrictions described above.

We cannot predict the effect, if any, that market sales of shares of common stock, or the availability of shares for sale, will have on the market price of the common stock. Nevertheless, sales of a large number of shares of common stock in the public market could adversely affect the market price of the common stock and could impair our future ability to raise capital through an offering of our equity securities.

2003 Stock Incentive Plan

The board of directors adopted the 2003 Stock Incentive Plan in October 2003. The plan authorizes the Board or a committee, which administers the plan, to grant stock options, stock appreciation rights, restricted stock and deferred stock awards to our officers, other key employees and consultants.

A total of 4,000,000 shares of common stock are available and reserved for issuance under the terms of the 2003 Stock Incentive Plan. In the event of any sale of assets, merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the stock, the Board or committee may make an equitable substitution or adjustment in the aggregate number of shares reserved for issuance under the plan. We have granted options to purchase up to 2,000,000 shares of our common stock, 1,200,000 of which are vested, as of the date of this prospectus.

Option Grants

The 2003 Stock Incentive Plan permits the granting of incentive stock options, as defined by the Internal Revenue Code, and nonqualified stock options. Incentive stock options may only be granted to our employees. The term of any stock option is set by the Board or committee, but cannot exceed ten years in the case of incentive stock options. Stock options become exercisable, in full or in installments, for shares of common stock at the time determined by the Board or committee, but generally a stock option will not be exercisable prior to six months from the date of the grant of a stock option. The exercise price per share of stock options is determined by the Board or committee at the time of grant, but must be equal to 100% of the fair market value of our common stock on the date of grant.

Stock Appreciation Rights

Stock appreciation rights may be granted in conjunction with nonqualified stock options granted under the 2003 Stock Incentive Plan to our officers, employees and consultants. Stock appreciation rights may only be exercised at such time and to the extent the underlying options are exercisable. These stock appreciation rights entitle the holder, upon exercise of the stock appreciation right, to receive an amount in any combination, of cash or our unrestricted common stock equal in value to the excess of the fair market value on the date of exercise of the stock appreciation rights of one share of our common stock over the exercise price per share of the connected stock option multiplied by the number of shares for which the stock appreciation right is exercised. Each stock appreciation right will terminate upon the termination of the related option.

Restricted Stock Awards

The Board or committee may also award non-transferable restricted shares of our common stock to our officers and key employees. Such restricted shares will be subject to such conditions and restrictions as the Board or committee may determine. The Board or committee will determine to whom restricted shares will be granted, the number of shares to be awarded, the price, if any, to be paid by the recipient, the times within which such awards may be subject to forfeiture and all other conditions of the award. During the restriction period set by the Board or committee, the recipient may not sell, transfer, pledge or assign restricted shares awarded to the recipient under the 2003 Stock Incentive Plan. If a recipient of restricted stock terminates employment for any reason other than death, disability or retirement prior to the end of the restriction period determined by the Board or committee, the participant will forfeit all shares still subject to restriction in exchange for the amount, if any, that the participant paid for them.

Deferred Stock Awards

Deferred stock awards may be made under the 2003 Stock Incentive Plan by the Board or committee to any of our officers, key employees and consultants it determines. These awards entitle the recipient to receive unrestricted shares without any payment in cash or property in one or more installments at a future date or dates, as determined by the Board or committee. Each deferred stock award will be confirmed by and subject to the terms of a deferred stock award agreement executed by us and the recipient and may generally not be sold, assigned, transferred, pledged or otherwise encumbered during the period specified by the Board or committee. Receipt of deferred stock may be conditioned on such matters as the Board or committee may determine, including continued employment or attainment of performance goals. All rights under a deferred stock award will generally terminate upon the participant's termination of employment prior to the receipt of unrestricted shares.

Executive Compensation Conversion Stock Options

Under the 2003 Stock Incentive Plan, each year the Chairman of the Board of Directors or the Board or committee will designate those executives eligible to convert salary and bonus to stock options for the next year. These eligible executives may then, prior to the beginning of the next calendar year, elect to convert up to 25% of their next year's salary and 25% of their next year's bonus (in either 5% or $10,000 increments) into stock options under the plan. On the last day of each calendar year, the total amount of salary, bonus and compensation an eligible executive elected to convert into stock options for that calendar year will be converted into stock options. The number of shares of common stock subject to stock options that are converted from salary, bonus or compensation will be the total dollar amount an eligible executive has elected to convert into stock options divided by the per share value of a stock option on the last day of that year, as determined by the Board or committee using any recognized option valuation model it selects. Options converted from salary, bonus or compensation are generally exercisable, cumulatively, as to 10% commencing on each of the first through tenth anniversaries of the day the option is converted.

The exercise price per share of common stock under stock options obtained by conversion of salary, bonus or compensation will, at the election of the holder of the option prior to the year for which the option is converted from salary, bonus or cash, be either 100% of the fair market value on the last day of the year when the option is obtained or a lesser percentage determined by the Board or committee from time to time, but not less than 75% of the fair market value on the last day of the year when the option is obtained.

Change of Control

The 2003 Stock Incentive Plan provides that in the event of a change of control of Atomic Paintball unless otherwise determined by the Board or committee prior to the change of control, and, to the extent expressly provided by the Board or committee, in the event of a potential change of control, the following will occur:

- Any stock appreciation rights and any stock options that are not previously exercisable and vested will become fully exercisable and vested;

- The restrictions and deferral limitations on restricted stock and deferred stock awards will lapse and these shares and awards will become fully vested; and

- The value of all outstanding stock options, stock appreciation rights, restricted stock and deferred stock awards will, to the extent determined by the Board or committee, be settled on the basis of the change of control price as of the date the change of control occurs.

Dividend Policy

To date, we have not paid any dividends. The payment of dividends, if any, on our common stock in the future is within the sole discretion of our Board of Directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. Our Board of Directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

Transfer Agent and Registrar

Securities Transfer Corporation, Dallas, Texas, serves as the transfer agent and registrar for our shares of common and preferred stock.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

This is our initial public offering so there is currently no public trading market for our common stock. We hope to have our common stock prices listed on the OTCBB. To be eligible to have our common stock quoted on the OTCBB, we will be required to file with the Securities and Exchange Commission periodic reports required by the Securities and Exchange Act of 1934 and thus be a "reporting" company, a step we will attempt to accomplish after the effective date of this registration statement. While we hope to have prices for our shares quoted on the OTCBB after we complete our offering, there is no guarantee that the prices for our shares will be quoted on the OTCBB.

2,000,000 shares of our common stock are subject to outstanding options, and we have issued 400,000 shares of Series A Convertible Preferred Stock that are convertible into 800,000 shares of our common stock. We have agreed to register the shares of our common stock issuable upon conversion of the Series A Convertible Preferred Stock and intend to file a registration statement on Form S-8 covering the shares issuable upon exercise of the issued options and the remaining 2,000,000 options or shares that may be issued under our 2003 Stock Incentive Plan. As of June 30, 2004, there were 800,000 common shares issued and outstanding, and 400,000 shares of Series A Convertible Preferred Stock outstanding and convertible into 800,000 shares of common stock. All of these common shares were issued under Section 4(2) of the Securities Act and the preferred shares were issued under Rule 506 of Regulation D under the Securities Act, and will be subject to the re-sale restrictions of Rule 144, as well as a contractual lockup restriction (with respect to one half of the shares owned by the holders of 770,000 shares of common stock issuable on conversion of 385,000 shares of our preferred stock and the shares of common stock held by our President, Barbara J. Smith, and our Vice President, Alton K. Smith) for a period of 180 days after effectiveness of this offering.

We have never paid dividends and do not expect to declare any in the foreseeable future. Instead, we expect to retain all earnings for our growth. Although we have no specific limitations on our ability to pay dividends, the corporate law of Texas, the State under which we are organized, limits our ability to pay dividends to those instances in which we have earnings and profits. If we are unable to achieve earnings and profits in a sufficient amount to satisfy the statutory requirements of Texas, no dividends will be made, even if our Board of Directors wanted to pay dividends. Investors should not purchase shares in this offering if their intent is to receive dividends.


                              SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. All of the shares offered hereby were issued upon conversion of the shares of Series A Convertible Preferred Stock sold by Atomic Paintball to accredited investors in a private placement. We will not receive any proceeds from the resale of the common stock by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock, except as indicated.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this Prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

No selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates. The selling stockholders may from time to time offer and sell any or all of their shares as listed below. Because the selling stockholders are not obligated to sell their shares, and because they may also acquire publicly traded shares of our common stock, we cannot estimate how many shares each selling stockholder will beneficially own after this offering. We may update, amend or supplement this prospectus from time to time to update the disclosure in this section.

                                         BENEFICIALLY OWNED
                                          PRIOR TO OFFERING
                             ---------------------------------------
                             NUMBER OF                                 SHARES BENEFICIALLY OWNED
                              SHARES                                    AFTER THE OFFERING (2)
                              COMMON                    SHARES BEING   -------------------------
NAME OF BENEFICIAL OWNER      STOCK       % OF CLASS     OFFERED(1)     NUMBER       % OF CLASS
--------------------------   --------   --------------  ------------   --------      -----------
Fritz P. Barowsky  (3)         72,000         4.5%            72,000          -                *
Christie Ford Davis             8,000           *%             8,000          -                *
David Myers (3)                80,000         5.0%            80,000          -                *
H.L. Palmer                     2,000           *%             2,000          -                *
William J. Rogers and
   Sue E. Buck (3)             20,000         1.3%            20,000          -                *
William Charles Wells (3)      16,000         1.0%            16,000          -                *
Charles J. Webb and
   Brenda D. Webb (3)         122,000         7.6%           122,000          -                *
Don Mark Dominey (3)          480,000        30.0%           480,000          -                *
                             --------   --------------  ------------   --------      -----------
                              800,000        50.0%           800,000          -           *%
                             ========   ==============  ============   =========     ===========

* less than 1%

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the preferred stock, or by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933

(2) Assumes all shares being offered are sold.


(3) The selling shareholder has entered into a contractual lockup agreement with Atomic Paintball pursuant to which the selling shareholder has agreed not to sell one half of the shares until 180 days following effectiveness of the registration statement.


                              PLAN OF DISTRIBUTION

We are offering up to a maximum of 400,000 shares at a price of $0.50 per share to be sold by us through the efforts of our executive officers. Since our shares are sold through our executive officers, no compensation will be paid with respect to such sales. In addition, because the offering is conducted on a "best efforts" basis, there is no assurance that any of the shares offered hereby will be sold.


The offering will remain open until the earlier of the sale of all of the shares offered by us or 90 days after the date of the prospectus, unless we determine, in our discretion, to cease selling efforts and the selling shareholders offering will terminate on the earlier of the sale of all of the shares or 365 days after the date of the prospectus. Our officers, directors and stockholders and their affiliates may purchase shares in this offering.


There is no minimum number of shares that must be sold to complete the offering. As a result, there will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable except as may be required by applicable law.

Upon effectiveness of this registration statement, we will conduct the sale of the shares we are offering on a self-underwritten, best-efforts basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. Participating on our behalf in the distribution is
Barbara J. Smith, our Principal Executive Officer, who is exempt from registration as a broker dealer under Rule 3a4-1 of the Securities Exchange Act. All shares of our common stock that we are registering for sale by Atomic Paintball that we are able to sell will be sold at a price per share of $0.50. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares. All subscription checks shall be made to the order of Atomic Paintball, Inc.


While we do not anticipate using any registered securities broker-dealers in connection with any sales of the shares and have no arrangements to use any broker-dealers, we may, in our discretion, accept subscriptions for shares through broker-dealers that are members of the National Association of Securities Dealers, Inc. and are willing to, in connection with such sales, pay a commission of up to 10% of the price of each share sold. No officers or directors shall receive any commissions or compensation for their sale of the shares pursuant to the terms hereof.


Some of the selling stockholders, who collectively own 770,000 shares of our common stock, have entered into lockup agreements pursuant to which they have agreed not to sell one half of their shares for a period ending 180 days after effectiveness of this offering.

The selling shareholders will sell their shares at a price of $0.50 per share until our shares are quoted on the OTCBB or otherwise traded (though there is no guarantee that the shares will be quoted on the OTCBB) and thereafter at prevailing market prices or in privately negotiated transactions. The selling shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Accordingly, the prices at which the selling shareholder's shares are sold may be different than the price of shares that we sell. These sales by selling shareholders may occur contemporaneously with sales by us. The sale of the common stock offered by the selling shareholders through this prospectus may be effected in one or more of the following:


- ordinary brokers' transactions;

- transactions involving cross or block trades or otherwise;

- "at the market" to or through market makers or into any market for the common stock which may develop;

- in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

- in privately negotiated transactions; or

- any combination of the foregoing.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.


Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. In the event that we use an underwriter or a broker-dealer to consummate the sale of the shares we are registering for sale by Atomic Paintball, we will file a post-effective amendment to this registration statement setting forth the name of such entity and the terms under which such entity is participating in this offering.


We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Article Nine of our Bylaws provides that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, Texas law or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by David Allen Wood, P.C., Dallas, Texas.

                                     EXPERTS

The financial statements of Atomic Paintball, Inc. as of and for the years ended December 31, 2003 and 2002, appearing in this Prospectus have been audited by KBA Group LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Atomic Paintball, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D.C. 20549 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Atomic Paintball, Inc., 219 Josey Lane, Red Oak, Texas 75154 Attention: Barbara J. Smith, President.

Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)

                                TABLE OF CONTENTS



                                                                            Page
                                                                            ----

Report of Independent Certified Public Accountants...........................F-2

Financial Statements

    Balance Sheets...........................................................F-3

    Statements of Operations.................................................F-4

    Statement of Changes in Stockholders' Equity (Deficit)...................F-5

    Statements of Cash Flows.................................................F-6

    Notes to Financial Statements............................................F-7

               Report of Independent Certified Public Accountants
               --------------------------------------------------

To the Board of Directors of
Atomic Paintball, Inc.

We have audited the accompanying balance sheets of Atomic Paintball, Inc. (a development stage company) as of December 31, 2003 and 2002 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and for the period from inception (May 8, 2001) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atomic Paintball, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended and for the period from inception (May 8, 2001) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company is in the development stage and has not generated revenue since its inception. In addition, at December 31, 2003, the Company's liabilities exceeded its assets and the Company currently has no funds available to execute its business plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Managements' plans in regard to those matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KBA GROUP LLP
Dallas, Texas
February 12, 2004


                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)

                                 BALANCE SHEETS
                           December 31, 2003 and 2002


                                     ASSETS
                                     ------
                                                                     2003        2002
                                                                   --------    --------
Current assets
   Cash                                                            $    766    $  3,423
   Prepaid expenses                                                   2,400        --
   Travel advances                                                      897        --
   Other receivable                                                     486        --
                                                                   --------    --------

     Total current assets                                             4,549       3,423

Property and equipment, net                                           4,521       3,921
                                                                   --------    --------

     Total assets                                                  $  9,070    $  7,344
                                                                   ========    ========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

Current liabilities
   Accounts payable                                                $  9,533    $   --
   Notes payable to related parties                                  22,163      11,314
                                                                   --------    --------

     Total liabilities                                               31,696      11,314

STOCKHOLDERS' DEFICIT
   Preferred stock, no par value; 2,000,000 shares authorized:
     Series A Convertible Preferred Stock, no par value; 400,000 shares authorized; 116,000 issued and outstanding at
         December 31, 2003, with a $0.25 per share liquidation
         preference                                                  29,000        --
   Common stock, no par value; 10,000,000 shares authorized;
         800,000 shares issued and outstanding
         at December 31, 2003 and 2002                                7,000       7,000
   Deficit accumulated during the development stage                 (58,626)    (10,970)
                                                                   --------    --------

     Total stockholders' deficit                                    (22,626)     (3,970)
                                                                   --------    --------

         Total liabilities and stockholders' deficit               $  9,070    $  7,344
                                                                   ========    ========



The accompanying notes are an integral part of these financial statements.
                                       F-3


                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)



                            STATEMENTS OF OPERATIONS
                 For the years ended December 31, 2003 and 2002,
      and the period from inception (May 8, 2001) through December 31, 2003



                                                                                           From inception
                                                                                               through
                                                       2003                 2002          December 31, 2003
                                                -----------------    -----------------    -----------------
Revenues                                        $            --      $            --      $            --

General and administrative expenses                        47,656                4,155               58,626
                                                -----------------    -----------------    -----------------

     Net loss                                   $         (47,656)   $          (4,155)   $         (58,626)
                                                =================    =================    =================

Net loss per common share - basic and diluted   $           (0.06)   $           (0.01)
                                                =================    =================

Weighted average common shares outstanding -
   basic and diluted                                      800,000              800,000
                                                =================    =================










The accompanying notes are an integral part of these financial statements.
                                       F-4


                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                For the years ended December 31, 2003 and 2002,
      and the period from inception (May 8, 2001) through December 31, 2003




                                                                                                             Total
                                        Preferred Stock              Common Stock                        Stockholders'
                                   -------------------------   -------------------------   Accumulated       Equity
                                      Shares        Amount        Shares        Amount       Deficit       (Deficit)
                                   -----------   -----------   -----------   -----------   -----------    -----------
Balance at May 8, 2001                    --     $      --            --     $      --     $      --      $      --
   (date of inception)


Issuance of common stock
   for cash on May 8, 2001
   (Note F)                               --            --         200,000         1,000          --            1,000

Issuance of common stock
   for services on June 20, 2001
   (Note F)                               --            --         600,000         6,000          --            6,000

Net loss for the period from
   inception (May 8, 2001)
   through December 31, 2001              --            --            --            --          (6,815)        (6,815)
                                   -----------   -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2001              --            --         800,000         7,000        (6,815)           185

Net loss for the year ended
   December 31, 2002                      --            --            --            --          (4,155)        (4,155)
                                   -----------   -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2002              --            --         800,000         7,000       (10,970)        (3,970)

Issuance of Series A
   Convertible Preferred Stock
   for cash during October and
   November 2003(Note F)               116,000        29,000          --            --            --           29,000

Net loss for the year ended
   December 31, 2003                      --            --            --            --         (47,656)       (47,656)
                                   -----------   -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2003           116,000   $    29,000       800,000   $     7,000   $   (58,626)   $   (22,626)
                                   ===========   ===========   ===========   ===========   ===========    ===========





The accompanying notes are an integral part of this financial statement.
                                       F-5


                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                 For the years ended December 31, 2003 and 2002,
      and the period from inception (May 8, 2001) through December 31, 2003

                                                                                                    From inception
                                                                                                       through
                                                               2003                 2002          December 31, 2003
                                                        -----------------    -----------------    -----------------
Cash flows from operating activities:
   Net loss                                             $         (47,656)   $          (4,155)   $         (58,626)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depreciation and amortization                                1,743                3,045                4,788
       Increase in note payable to related party
         in lieu of payment of interest expense                       915                  414                1,329
       Issuance of common stock for services                         --                   --                  6,000
   Changes in operating assets and liabilities
       Prepaid expenses                                            (2,400)                --                 (2,400)
       Travel advances                                               (897)                --                   (897)
       Other receivable                                              (486)                --                   (486)
       Accounts payable                                             9,533                 --                  9,533
                                                        -----------------    -----------------    -----------------

   Net cash used in operating activities                          (39,248)                (696)             (40,759)

Cash flows from investing activities:
   Purchase of property and equipment                              (2,343)              (6,966)              (9,309)

Cash flows from financing activities:
   Proceeds from sale of common stock                                --                   --                  1,000
   Proceeds from sale of preferred stock                           29,000                 --                 29,000
   Proceeds from notes payable to related parties                  17,500               10,900               28,400
   Payments on note payable to a related party                     (7,566)                --                 (7,566)
                                                        -----------------    -----------------    -----------------

         Net cash provided by financing activities                 38,934               10,900               50,834
                                                        -----------------    -----------------    -----------------

Net increase (decrease) in cash                                    (2,657)               3,238                  766

Cash, beginning of period                                           3,423                  185                 --
                                                        -----------------    -----------------    -----------------

Cash, end of period                                     $             766    $           3,423    $             766
                                                        =================    =================    =================

Supplemental information:
   Cash paid for interest                               $              67    $            --      $              67
                                                        =================    =================    =================

    Cash paid for income tax                            $            --      $            --      $            --
                                                        =================    =================    =================

Schedule of non-cash financing and
    investing activities:
    Issuance of stock for services to related parties   $            --      $            --      $           6,000
                                                        =================    =================    =================



The accompanying notes are an integral part of these financial statements.
                                       F-6

                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE A - DESCRIPTION OF THE BUSINESS

Atomic Paintball, Inc. (the "Company") was incorporated in the state of Texas on May 8, 2001. The Company was formed for the purpose of providing facilities, services and products in connection with paintball sport activities. As of the date of this report, the Company has not commenced significant operations. The Company is in the process of raising financing to execute its business plan and fund future operations. As such, the Company is considered to be in the development stage.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash
----

The Company considers cash in banks, certificates of deposit and other highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Revenue Recognition
-------------------

The Company expects to generate revenue from providing facilities, services and products in connection with paintball sport activities. Revenues will be recognized as facilities, services and products are delivered. The Company is currently in the development stage, and no revenue was earned during 2003 or 2002.

Property and Equipment
----------------------

Property and equipment are recorded at cost. Depreciation is provided using the straight line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful life of the improvement.

The  useful  lives  of  property  and   equipment   for  purposes  of  computing
depreciation are:

                                             Useful
                                              life
                                             ------
       Leasehold improvements                1 year
       Equipment                             7 years
       Computer equipment                    5 years

Expenditures for maintenance and repairs are charged to operations as incurred, while betterments that extend the useful lives of the assets are capitalized. Assets held by the Company are periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Income Taxes
------------

Through September 30, 2003, the Company elected to be treated as an "S" Corporation for federal tax purposes. Accordingly, the Company was generally not subject to federal income taxes. Income or loss of the Company was included in the shareholder's respective income tax returns.

Effective  October 1, 2003,  upon  issuance  of Series A  Preferred  Stock,  the
Company  converted  to a "C"  Corporation.  As such,  deferred  tax  assets  and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or

                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Had the company been a C Corporation for income tax purposes effective January 1, 2002, the accompanying statements of operations would not have been affected.

Use of Estimates and Assumptions
--------------------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from these estimates that were used. Net Loss per Share

Basic earnings per share amounts are computed based on the weighted average number of shares outstanding during the period after giving retroactive effect to a stock split which is discussed in Note K. The diluted earnings per share is shares, if any, outstanding during the period. Stock options totaling 2,000,000 shares granted under the terms of the calculated by dividing net loss by the weighted-average number of common shares and dilutive potential common 2003 Stock Incentive Plan, 87,200 shares of common stock issuable upon conversion of a note payable to a related party, and 232,000 common shares issuable upon conversion of the Series A Convertible Preferred Stock were not included in the computation of the diluted loss per share because their effects are anti-dilutive at December 31, 2003. No stock options were granted during 2002.

Stock Based Compensation
------------------------

The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123". Under APB Opinion No. 25, compensation expense for employees is based on the excess, if any, on the date of grant, between the fair value of the Company's stock over the exercise price. The Company recorded no compensation expense associated with options issued during the year ended December 31, 2003 (no options were issued prior to January 1, 2003). Had the Company determined compensation based on the fair value at the grant date for its stock options under SFAS No. 123 as amended by SFAS No. 148, net loss and net loss per share would have been affected as indicated below:

                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation (continued)

                                                        Year Ended December 31,
                                                        -----------------------
                                                           2003          2002
                                                        ---------     ---------
Net loss attributable to common
stockholders as reported                                $ (47,656)    $  (4,155)

Add: Stock-based employee compensation
expense included in reported net loss                        --            --

Deduct: Stock-based employee compensation expense
determined under fair value based method                  (23,431)         --
                                                        ---------     ---------

Pro forma net loss                                      $ (71,087)    $  (4,155)
                                                        =========     =========

Net income (loss) per common share, basic and diluted
As reported                                             $   (0.06)    $   (0.01)
                                                        =========     =========
Pro forma                                               $   (0.09)    $   (0.01)
                                                        =========     =========

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and SFAS No. 148 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

NOTE C - GOING CONCERN UNCERTAINTY

The Company is currently in the development stage and has generated no revenues. The Company has incurred $58,626 in losses from its inception through December 31, 2003, including $6,000 of services provided by its founders which was paid for through the issuance of common stock. In addition, at December 31, 2003, the Company's liabilities exceeded its assets by $22,626, and the Company currently has no funds available to execute its business plan. The ability of the Company to continue as a going concern is dependent on management's ability to raise the necessary capital to finance the implementation of its business plan. The Company may rely upon its President to advance funds to the Company in order to meet ongoing obligations until sufficient capital is raised from other sources. However there is no agreement in this regard and no assurance that any such funding will be available in the future. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities which may result from the possible inability of the Company to continue as a going concern.

                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                             2003        2002
                                                           --------    --------

Leasehold improvements                                     $  3,966    $  3,966
Equipment                                                     3,650       3,000
Computer equipment                                            1,693        --
                                                           --------    --------

                                                              9,309       6,966
Less:  accumulated depreciation and amortization             (4,788)     (3,045)
                                                           --------    --------

Property and equipment, net                                $  4,521    $  3,921
                                                           ========    ========



Depreciation and amortization expense was $1,743 and $3,045 for the years ended December 31, 2003 and 2002, respectively.

NOTE E - NOTES PAYABLE TO RELATED PARTIES

During 2003, the Company obtained two notes from one of its officers totaling $17,500. Both of these notes mature 10 days after demand by the officer, bear interest at 8%, and are unsecured. Principal and accrued interest on these notes are due at maturity. On December 29, 2003, one of the notes totaling $7,500 was paid, along with accrued interest of $67.

Throughout 2002, the Company borrowed money from one of its officers for ongoing business expenditures. On July 1, 2003, a note agreement was executed totaling $10,900. The note, which bears interest at 6.5%, is unsecured and matures on July 15, 2004. Principal and accrued interest are due at maturity; however, in lieu of the payments of principal and interest, the officer may elect to receive 87,200 shares of the Company's common stock at $0.125 per share.

The Company incurred interest expense of $915 and $415 at December 31, 2003 and 2002, respectively. At December 31, 2003 and 2002 the outstanding balance of the notes payable totaling $22,163 and $11,344, include accrued interest of $1,263 and $444, respectively.

NOTE F -STOCKSTOCKHOLDERS' EQUITY (DEFICIT)

Common Stock
------------

During 2001, the Company issued 100,000 shares of common stock for cash of $1,000 and 300,000 shares of common stock at fair value for services rendered by related parties totaling $6,000.

Common shares reserved for future issuance as of December 31, 2003 include 232,000 shares issuable upon conversion of the Series A Convertible Preferred Stock; 87,200 shares issuable upon conversion of a note payable to a related party; and 2,000,000 shares issuable upon exercise of stock options.

                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE F -STOCKSTOCKHOLDERS' EQUITY (DEFICIT) - (continued)

Preferred Stock
---------------

In October 2003, the Board of Directors adopted a resolution to authorize the issuance (in series) of up to 2,000,000 shares of preferred stock with no par value. During October and November of 2003, the Company issued 116,000 shares of its Series A Convertible Preferred Stock for $29,000. The Series A Convertible Preferred Stock ("Series A Preferred") has no par value and has a liquidation preference of $0.25 per share. The Series A Preferred is convertible into the Company's common stock at a conversion rate of 2:1, and will automatically convert into common stock upon the effectiveness of any registration statement filed by the Company with the Securities and Exchange Commission.

NOTE G- INCOME TAXES

As disclosed in Note B, the Company converted to a "C" Corporation effective October 1, 2003. Deferred federal income taxes are comprised of the following at December 31, 2003:



     Deferred federal income tax assets:

         Accrued interest                           $    108
         Net operating loss                           14,134
                                                    --------

         Gross deferred income tax assets             14,242

         Valuation allowance                         (14,242)
                                                    --------


         Deferred income tax assets, net            $   --
                                                    ========



The Company has net operating losses of approximately $42,000 from October 1, 2003 (the effective date of the conversion to C Corporation status) to December 31, 2003 which may be used to offset future taxable income. These loss carry forwards expire in 2023. The Company has recorded a valuation allowance to offset all deferred tax assets, as the ultimate realization of such assets is uncertain.

Differences between the statutory federal income tax rate and the effective rate for the year ended December 31, 2003 is as follows:



         Income tax provision at statutory rate       34.00%

         Permanent differences                        (0.87%)

         Change in valuation allowance               (33.15%)

         Other                                         0.02%
                                                    --------

         Effective tax rate                             --
                                                    --------

                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE H - STOCK OPTIONS

On October 21, 2003, the Company adopted a stock purchase plan entitled "2003 Stock Incentive Plan" to attract and retain selected directors, officers, employees and consultants to participate in the long-term success and growth of the Company through an equity interest in the Company. The Company has authorized 2,000,000 shares to be available for grant as part of the long term incentive plan.

During 2003, the Company granted stock options under the 2003 Stock Incentive Plan to two of its officers to purchase a total of 2,000,000 shares of the Company's common stock at an exercise price of $0.125 per share. These options vest over a five year period, with 60% vesting in the first year and 10% in each of the next four years, and expire upon the tenth anniversary of the date of grant. At December 31, 2003, there are 1,200,000 exercisable stock options.

The per-share weighted-average grant date fair value of all stock options granted during 2003 was $.04, using the Black-Scholes option-pricing model.

The following assumptions were used in calculating the fair value of the options: expected volatility 0%, risk free rate of 3.31%, no dividend yield and expected life of 5 years. The weighted average remaining contractual life of the outstanding options and the options exercisable is approximately 10 years.

NOTE I - COMMITMENTS AND CONTINGENCIES

During April, 2002, the Company entered into a one year non-cancelable operating lease agreement with one of its stockholders for real property that is to be used as a paintball facility. The Company has the right to extend the lease for up to three additional periods of one year each. Rental expense is charged based on $1 for each person admitted to play paintball at the Company's paintball facility. During the years ended December 31, 2003 and 2002, the Company did not generate any revenue and, therefore, no rent expense was recorded.

NOTE J - RELATED PARTIES

As discussed in Note I, the Company entered into a lease agreement with one of the Company's stockholders in April, 2002.

As discussed in Note E, the Company has notes payable to stockholders in the amount of $22,163 and $11,314 (including accrued interest of $1,263 and $444) at December 31, 2003 and 2002, respectively.

NOTE K - SUBSEQUENT EVENTS

On February 12, 2004, the Company authorized a two for one stock split on its common stock. Additionally, each option to purchase one share of the Company's common stock granted by the Company prior to the February 12, 2004, is split into an option to purchase two shares of the Company's common stock with an exercise price equal to one half of the original price. This stock split has been reflected in the financial statements as of the earliest date presented.

During January and February, 2004, the Company issued a total of 284,000 shares of Series A Convertible Preferred Stock for an aggregate purchase price of $71,000 (including 225,000 shares for promissory notes totaling $56,250 and 59,000 shares for cash totaling $14,750). The promissory notes bear interest at a rate of 5% per year and mature on December 31, 2004. Principal and interest are paid in six equal monthly payments starting June 13, 2004. The notes are secured by the underlying Series A Convertible Preferred Stock.

                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)


                                TABLE OF CONTENTS




                                                                            Page
                                                                            ----


Unaudited Interim Financial Statements

    Interim Balance Sheet...................................................F-14

    Interim Statements of Operations........................................F-15

    Interim Statements of Cash Flows........................................F-16

    Notes to Interim Financial Statements ..................................F-17

                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)

                         UNAUDITED INTERIM BALANCE SHEET

                                 March 31, 2004

                                     ASSETS
                                     ------

Current assets
   Cash                                                               $   1,001
   Interest receivable                                                      362
   Other receivable                                                       1,784
                                                                      ---------

     Total current assets                                                 3,147

Property and equipment, net                                               5,246
                                                                      ---------

     Total assets                                                     $   8,393
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

Current liabilities
   Accounts payable                                                   $  23,226
   Notes payable to related parties                                      22,540
                                                                      ---------

     Total liabilities                                                   45,766

STOCKHOLDERS' DEFICIT
   Preferred stock, no par value; 2,000,000 shares authorized:
     Series A Convertible Preferred Stock, no par value; 400,000 shares authorized; 400,000 issued and outstanding at
         March 31, 2004, with a $0.25 per share liquidation
         preference                                                     100,000
   Preferred stock subscription receivable                              (56,250)
   Common stock, no par value; 10,000,000 shares authorized;
         800,000 shares issued and outstanding
         at March 31, 2004                                                7,000
   Deficit accumulated during the development stage                     (88,123)
                                                                      ---------

     Total stockholders' deficit                                        (37,373)
                                                                      ---------

         Total liabilities and stockholders' deficit                  $   8,393
                                                                      =========

The accompanying notes are an integral part of these financial statements.
                                      F-14



                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)

                   UNAUDITED INTERIM STATEMENTS OF OPERATIONS
               For the three months ended March 31, 2004 and 2003,
       and the period from inception (May 8, 2001) through March 31, 2004



                                                 Three months      Three months         Period
                                                     ended             ended        from inception
                                                   March 31,         March 31,         through
                                                     2004              2003         March 31, 2004
                                                --------------    --------------    --------------
Revenues                                        $         --      $         --      $         --

General and administrative expenses                     29,859             1,521            88,485

                                                --------------    --------------    --------------
Net loss from operations                               (29,859)           (1,521)          (88,485)

Interest income                                            362              --                 362
                                                --------------    --------------    --------------

     Net loss                                   $      (29,497)   $       (1,521)   $      (88,123)
                                                ==============    ==============    ==============

Net loss per common share - basic and diluted   $        (0.04)   $        (0.00)
                                                ==============    ==============

Weighted average common shares outstanding -
   basic and diluted                                   800,000           800,000
                                                ==============    ==============

























   The accompanying notes are an integral part of these financial statements.
                                      F-15



                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)

                   UNAUDITED INTERIM STATEMENTS OF CASH FLOWS
               For the three months ended March 31, 2004 and 2003,
       and the period from inception (May 8, 2001) through March 31, 2004

                                                         Three months      Three months         Period
                                                             ended             ended        from inception
                                                           March 31,         March 31,         through
                                                             2004              2003         March 31, 2004
                                                        --------------    --------------    --------------
Cash flows from operating activities:
   Net loss                                             $      (29,497)   $       (1,521)   $      (88,123)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depreciation and amortization                               265             1,314             5,053
       Increase in note payable to related party
         in lieu of payment of interest expense                    377               177             1,706
       Issuance of common stock for services                      --                --               6,000
   Changes in operating assets and liabilities
       Interest receivable                                        (362)             --                (362)
       Other receivable                                          1,999              --              (1,784)
       Accounts payable                                         13,693              --              23,226
                                                        --------------    --------------    --------------
   Net cash used in operating activities                       (13,525)              (30)          (54,284)

Cash flows from investing activities:
   Purchase of property and equipment                             (990)             --             (10,299)

Cash flows from financing activities:
   Proceeds from sale of common stock                             --                --               1,000
   Proceeds from sale of preferred stock                        14,750              --              43,750
   Proceeds from notes payable to related parties                 --                --              28,400
   Payments on note payable to a related party                    --                --              (7,566)
                                                        --------------    --------------    --------------
         Net cash provided by financing activities              14,750              --              65,584
                                                        --------------    --------------    --------------

Net increase (decrease) in cash                                    235               (30)            1,001

Cash, beginning of period                                          766             3,423              --
                                                        --------------    --------------    --------------
Cash, end of period                                     $        1,001    $        3,393    $        1,001
                                                        ==============    ==============    ==============

Supplemental information:
   Cash paid for interest                               $         --      $         --      $           67
                                                        ==============    ==============    ==============

    Cash paid for income tax                            $         --      $         --      $         --
                                                        ==============    ==============    ==============

Schedule of non-cash financing and
    investing activities:
    Sale of preferred stock for notes receivable        $       56,250    $         --      $       56,250
    Issuance of stock for services to related parties   $         --      $         --      $        6,000
                                                        --------------    --------------    --------------
                                                        $         --      $         --      $         --
                                                        ==============    ==============    ==============

The accompanying notes are an integral part of these financial statements.
                                      F-16

                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)

                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                                 March 31, 2004

NOTE A - DESCRIPTION OF THE BUSINESS

Atomic Paintball, Inc. (the "Company") was incorporated in the state of Texas on May 8, 2001. The Company was formed for the purpose of providing facilities, services and products in connection with paintball sport activities. As of the date of this report, the Company has not commenced significant operations. The Company is in the process of raising financing to execute its business plan and fund future operations. As such, the Company is considered to be in the development stage.

NOTE B - GOING CONCERN UNCERTAINTY

The Company is currently in the development stage and has generated no revenues. The Company has incurred $88,123 in losses from its inception through March 31, 2004. In addition, at March 31, 2004, the Company's liabilities exceeded its assets by $37,373, and it currently has no funds available to execute its business plan. The ability of the Company to continue as a going concern is dependent on management's ability to raise the necessary capital to finance the implementation of its business plan. The Company may rely upon its President to advance funds to the Company in order to meet ongoing obligations until sufficient capital is raised from other sources. However there is no agreement in this regard and no assurance that any such funding will be available in the future. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities which may result from the possible inability of the Company to continue as a going concern.

NOTE C - BASIS OF PRESENTATION

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. The financial statements as of March 31, 2004 and for the three month periods ended March 31, 2004 and 2003 are unaudited and, in the opinion of management, contain all adjustments necessary for the fair presentation of the financial position and results of operations for the interim period. These financial statements should be read in conjunction with the Financial Statements and notes thereto included in the Company's Form SB-2 for the year ended December 31, 2003. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the results to be expected for the entire year.

NOTE D -STOCKHOLDERS' EQUITY

Common Stock

On February 12, 2004, the Company authorized a two for one stock split on its common stock. Additionally, each option to purchase one share of the Company's common stock granted by the Company prior to the February 12, 2004, is split into an option to purchase two shares of the Company's common stock with an exercise price equal to one half of the original price. This stock split has been reflected in the financial statements as of the earliest date presented.

                             ATOMIC PAINTBALL, INC.

                          (a Development Stage Company)

                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                                 March 31, 2004


NOTE D -STOCKHOLDERS' EQUITY - (continued)

Preferred Stock

During January and February 2004, the Company issued a total of 284,000 shares of Series A Convertible Preferred Stock for an aggregate purchase price of $71,000 (including 225,000 shares for promissory notes totaling $56,250 and 59,000 shares for cash totaling $14,750). The promissory notes bear interest at a rate of 5% per year and mature on December 13, 2004. Principal and interest are paid in six equal monthly payments starting June 13, 2004. The notes are secured by the underlying Series A Convertible Preferred Stock.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123". Under APB Opinion No. 25, compensation expense for employees is based on the excess, if any, on the date of grant, between the fair value of the Company's stock over the exercise price. The Company recorded no compensation expense associated with options issued during the year ended December 31, 2003 (no options were issued prior to January 1, 2003). Had the Company determined compensation based on the fair value at the grant date for its stock options under SFAS No. 123 as amended by SFAS No. 148, net loss and net loss per share would have been affected as indicated below:


                                                       3 Months Ended March 31,
                                                       ------------------------
                                                          2004          2003
                                                       ----------    ----------
Net loss attributable to common
stockholders as reported                               $  (29,497)   $   (1,521)

Add: Stock-based employee compensation
expense included in reported net loss                        --            --

Deduct: Stock-based employee compensation expense
determined under fair value based method                     (946)         --
                                                       ----------    ----------

Pro forma net loss                                     $  (30,443)   $   (1,521)
                                                       ==========    ==========
Net loss per common share, basic and diluted
As reported                                            $    (0.04)   $    (0.00)
                                                       ==========    ==========
Pro forma                                              $    (0.04)   $    (0.00)
                                                       ==========    ==========

                             ATOMIC PAINTBALL, INC.
                          (a Development Stage Company)


                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                                 March 31, 2004


NOTE D -STOCKHOLDERS' EQUITY - (continued)

Stock Based Compensation (continued)

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and SFAS No. 148 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.


NOTE E - SUBSEQUENT EVENTS

During April 2004, $25,000 was received in partial payment of a $50,000 promissory note issued for and secured by 200,000 shares of Series A Convertible Preferred Stock. During May 2004, $6,250 was received in full payment of a promissory note issued for and secured by 25,000 shares of Series A Convertible Preferred Stock.

During April 2004, the Company paid $10,379 including interest in full settlement of a demand note payable to a related party.

                          ATOMIC PAINTBALL, INC. [LOGO]

                          1,200,000 SHARES COMMON STOCK
                                  NO PAR VALUE

                                   PROSPECTUS


                                  July __, 2004


Until _____________, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                Part II - Information not required in prospectus

Item 24. Indemnification of directors and officers


Article Twelve of the Articles of Incorporation and Article Nine of the Bylaws of Atomic Paintball provide that Atomic Paintball shall indemnify, to the maximum extent allowed by Texas law, any person who is or was a Director, Officer, agent or employee of the corporation, and any person who serves or served at Atomic Paintball's request as a Director, Officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise. An officer or director of Atomic Paintball could take the position that this duty on behalf of Atomic Paintball to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Atomic Paintball pursuant to Atomic
Paintball's Articles of Incorporation, Bylaws, Texas law or otherwise, Atomic Paintball has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Atomic Paintball of expenses incurred or paid by a director, officer or controlling person of Atomic Paintball and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Atomic Paintball will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 25. Other expenses of issuance and distribution


The following is an itemized list of the estimate by Atomic Paintball of the expenses of the offering:



                 SEC registration fee                $   206
                 Accounting fees and expenses*       $20,000
                 Legal*                              $10,000
                 Trustees' fees                      $     0
                 Transfer agent                      $ 3,000
                 Federal taxes                       $     0
                 State taxes and fees                $     0
                 Costs of engraving and printing $       100
                 Listing fees                        $     0
                 Miscellaneous*                      $ 2,500
                                                     -------

                 Total                               $35,806
                                                     =======




* estimates


Item 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act.
The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D of the Securities Act relating to sales by an issuer not involving any public offering. None of the foregoing transactions involved a distribution or public offering.


In May 2001, Atomic Paintball was incorporated under the laws of the State of Texas. Effective as of May 8, 2001, we issued a total of 200,000 shares of our common stock to the founders of Atomic Paintball, consisting of 120,000 shares to Barbara J. Smith in exchange for an initial investment of $600 and 80,000 shares to Alton K. Smith in exchange for an initial investment of $400. The federal exemption we relied upon in issuing the securities was Section 4(2) of the Securities Act. The Section 4(2) exemption was available to us because we did not solicit any purchasers to invest in Atomic Paintball and instead issued shares to our founders, Ms. Smith and Mr. Smith. In addition, given our founders' involvement in the establishment of Atomic Paintball, they had access to such information as they deemed necessary to fully evaluate an investment in Atomic Paintball. No underwriters were used in the offering.

On June 20, 2001, Atomic Paintball also issued 360,000 shares of our common stock to Barbara J. Smith in exchange for services valued at $3,600, and 240,000 shares to Alton K. Smith in exchange for services valued at $2,400, based on the Board of Directors' determination that the invoices submitted by Ms. Smith and Mr. Smith for their services (based on the number of hours of services performed times $8 per hour) were reasonable consideration for the shares. The federal exemption we relied upon in issuing the securities was Section 4(2) of the Securities Act. The Section 4(2) exemption was available to us because we did not solicit any purchasers to invest in Atomic Paintball and instead issued shares to our founders, Ms. Smith and Mr. Smith, in exchange for services rendered to Atomic Paintball. In addition, given our founders' involvement in the establishment of Atomic Paintball, they had access to such information as they deemed necessary to fully evaluate an investment in Atomic Paintball. No underwriters were used in this offering.

Beginning in October 2003, we conducted a private offering of 800,000 shares of Series A Convertible Preferred Stock of Atomic Paintball at a purchase price of
$0.25 per share. These shares were offered and sold to a limited number of accredited investors, without public solicitation. A total of eight individuals purchased shares from us for a total of $100,000. The offering was completed on February 15, 2004. The federal exemption we relied upon in issuing these securities was Rule 506 under of the Securities Act. The Rule 506 exemption was available to us because we did not publicly solicit any investment in Atomic
Paintball. We also gave all of these investors the opportunity to ask questions of and receive answers from us as to all aspects of our business as well as access to such information as they deemed necessary to fully evaluate an investment in Atomic Paintball.

The  following  is a list of the  persons to whom Atomic sold shares of Series A
Convertible Preferred Stock, the date on which Atomic sold the securities and the amount of securities Atomic sold to each person:

                                                               Number of shares of
Name                                  Date                     Series A Convertible Preferred Stock
----                                  ----                     ------------------------------------
Fritz P. Barowsky                     February 15, 2004                    72,000
Christie Ford Davis                   February 15, 2004                     8,000
David Myers                           February 15, 2004                    80,000
H.L. Palmer                           February 15, 2004                     2,000
William J. Rogers and Sue E. Buck     February 15, 2004                    20,000
William Charles Wells                 February 15, 2004                    16,000
Charles J. Webb and Brenda D. Webb    February 15, 2004                   122,000
Don Mark Dominey                      February 15, 2004                   480,000


All shares issued under the private placement and all shares issued to Ms. Smith and Mr. Smith have been and will remain restricted and may not be transferred unless and until the effectiveness of this registration statement or pursuant to another applicable exemption.

The consideration paid by these individuals was cash, promissory notes in the amount of $56,250, and services rendered by Ms. Smith and Mr. Smith. Because of the extremely limited nature of this offering, no underwriters were used.

ITEM 27. EXHIBITS

Exhibit Number Description

3.1 Articles of Incorporation of Atomic Paintball, Inc

3.2 Amendment 1 to the Articles of Incorporation of Atomic Paintball, Inc

3.3 Amendment 2 to the Articles of Incorporation of Atomic Paintball, Inc

3.4 Bylaws of Atomic Paintball, Inc

3.5 Certificate of Designations for Series A Convertible Preferred Stock

4.1 Specimen certificate of the Common Stock of Atomic Paintball, Inc.

4.2 Promissory Note, dated July 1, 2003, payable to Barbara J. Smith.

4.3 Promissory Note, dated October 29, 2003, payable to Alton K. Smith.

4.4 Promissory Note, dated February 13, 2004, payable to the Registrant.

5.1 Opinion of David Allen Wood, P.C. as to the legality of securities being registered

10.1 Lease Agreement, dated as of April 1, 2002, by and between Alton K. Smith as Landlord, and Atomic Paintball, Inc. as Tenant

10.2 Atomic Paintball, Inc. 2003 Stock Incentive Plan

10.3 Stock Option Agreement between Barbara J. Smith and the Registrant, dated October 21, 2003

10.4 Stock Option Agreement between Alton K. Smith and the Registrant, dated October 21, 2003

10.5 Form of Subscription Agreement for Series A Convertible Preferred Stock

23.1 Consent of KBA Group LLP

23.2 Consent of David Allen Wood, P.C.
(included in Exhibit 5.1)

Attached to this registration statement are the exhibits required by Item 601 of Regulation S-B.

                                  UNDERTAKINGS


Atomic Paintball does not presently anticipate using an underwriter in conducting this offering; if Atomic Paintball changes its plan and utilizes an underwriter, Atomic Paintball will provide to the underwriter, at the closing specified in any underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Atomic Paintball pursuant to Atomic Paintball's Articles of Incorporation, Bylaws, Texas law or otherwise, Atomic Paintball has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Atomic Paintball of expenses incurred or paid by a director, officer or controlling person of Atomic Paintball and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Atomic Paintball will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes that it will:


1. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) include any additional or changed material information on the plan of distribution.

2. For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB- 2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Red Oak, State of Texas on August 2, 2004.


(Registrant) Atomic Paintball, Inc.





By (Signature and Title):     /s/ Barbara J. Smith
                             ---------------------------
                             Barbara J. Smith, President



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.




(Signature)     /s/ Barbara J. Smith
                Barbara J. Smith


(Title)         President and Director (Principal Executive,
                Financial and
                Accounting Officer)





(Date)      August 2, 2004.